CAMDEN COUNTY IMPROVEMENT AUTHORITY
                                     Lessor

                                       AND

                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                                     Lessee




                                 LEASE AGREEMENT



                          Dated as of January 15, 1996





   The interest of the CAMDEN COUNTY IMPROVEMENT AUTHORITY (the "Issuer") in this Lease Agreement has been assigned (except for certain rights expressly reserved by the Issuer) pursuant to the Indenture of Trust dated as of the date hereof from the Issuer to The Bank of New York (NJ), as trustee (the "Trustee"), and is subject to the security interest of the Trustee thereunder.

                               TABLE OF CONTENTS

(This Table of Contents is only for convenience of reference and is not intended to define, limit or describe the scope or intent of any provisions of this Lease Agreement.)

                                                             Page

PARTIES ....................................................... 1

PREAMBLES ..................................................... 1

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. Definitions .............................. I-1
     Section 1.2. Interpretation and Construction .......... I-15

                                   ARTICLE II

                        REPRESENTATIONS, COVENANTS AND WARRANTIES

     Section 2.1. Representations and Covenants of the
                  Issuer. . . . . . . . . . .. . . . . . .  II-1
     Section 2.2. Representations and Warranties of the
                  Company ...............................   II-1
     Section 2.3. Environmental Representations, Warranties
                  and Covenants .........................   II-6
     Section 2.4. Covenants of the Company ..............   II-7

                                   ARTICLE III

               ISSUANCE OF THE BONDS; CONSTRUCTION OF THE PROJECT

     Section 3.1. Agreement to Issue the Bonds: Application
                  of Bond Proceeds . . . . . . . . . . . . III-1
     Section 3.2. Disbursements from the Project Fund. . . III-1
     Section 3.3. Furnishing Documents to the Trustee. . . III-1
     Section 3.4. Special Arbitrage Certifications. . . .  III-1
     Section 3.5. Agreement to Construct the Project . . . III-1
     Section 3.6. Company Required to Pay Project Costs if
                  Project Fund Insufficient. . . . . . . . III-2

                                   ARTICLE IV

                               LEASING OF PROJECT

     Section 4.1. Leasing of Project and Project Site . . . IV-1
     Section 4.2. Subordination . . . . . . . . . . . . . . IV-1
     Section 4.3. Possession and Quiet Enjoyment . . . . .. IV-1

                                    ARTICLE V

                          TERM OF LEASE; TERMINATION OF
                         LEASE AGREEMENT BY THE COMPANY;
                         OPTION TO PURCHASE THE PROJECT

     Section 5.1. Term of Lease Agreement . . . . . . . . .  V-1
     Section 5.2. Termination of this Lease Agreement
                  by the Company . . . . . . . . . . . . .  .V-1
     Section 5.3. Option to Renew this Lease Agreement . . . V-1
     Section 5.4. Right of First Refusal . . . . . . . . . . V-1
     Section 5.5. Option to Purchase the Project . . . . . . V-2

                                   ARTICLE VI

                        RENT AND OTHER REQUIRED PAYMENTS

     Section 6.1. Amounts Payable . . . . . . . . . . . .  VI-1
     Section 6.2. Obligations of Company Unconditional. .  VI-2
     Section 6.3. Lease Agreement a Net Lease. . . . . . . VI-3
     Section 6.4. Nature of obligations of the Issuer. . . VI-3

                                   ARTICLE VII

                                   THE PROJECT

     Section 7.1. Disbursements from the Project Fund . . VII-1
     Section 7.2. Maintenance and Modification of the
                  Project by the Company . . . . . . . .  VII-2
     Section 7.3. Taxes, Other Governmental Charges and
                  Utility Charges . . . . . . . . . . .   VII-3
     Section 7.4. Insurance Required. . . . . . . . . . . VII-3
     Section 7.5. Additional Provisions Concerning
                  Insurance . . . . . . . . . . . . . . . VII-4
     Section 7.6. Worker's Compensation . . . . . . . . . VII-5

                                  ARTICLE VIII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 8.1. Damage, Destruction and Condemnation . VIII-1
     Section 8.2. Application of Net Proceeds . . . . .  VIII-1

     Section 8.3. Insufficiency of Net Proceeds . . . .  VIII-2
     Section 8.4. Conduct of Insurance or Condemnation
                  Claims . . . . . . . . . . . . . . . . VIII-3

                                   ARTICLE IX

                                SPECIAL COVENANTS

     Section 9.1. No Warranty of Condition or Suitability by
                  Issuer . . . . . . . . . . . . . . . . . IX-1
     Section 9.2. Access to the Project . . . . . . . . .  IX-1
     Section 9.3. Further Assurances and Corrective
                  Instruments . . . . . . . . . . . . . .  IX-1
     Section 9.4. Issuer and Company Representatives . . . IX-1
     Section 9.5. Financing Statements . . . . . . . . . . IX-1
     Section 9.6. Compliance with Code . . . . . . . . . . IX-2
     Section 9.7. Further Assurances . . . . . . . . . . . IX-2
     Section 9.8. Assignment . . . . . . . . . . . . . . . IX-2
     Section 9.9. Annual Certificate . .. . . . . . ... .  IX-2

                                    ARTICLE X

                        MAINTAIN EXISTENCE; MERGE, SELL,
                      TRANSFER; INDEMNIFICATION; REDEMPTION

     Section 10.1. Maintain Existence; Merge, Sell,
                   Transfer . . . . . . . . . . . . . . . . X-1
     Section 10.2. Release and Indemnification Covenants .  X-2
     Section 10.3. Redemption or Defeasance of Bonds . . .  X-4
     Section 10.4. Issuer to Grant Security Interest to
                   Trustee . . . . . . . . . . . . . . . .  X-5
     Section 10.5. Indemnification of Trustee . . . . . . . X-5

                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

     Section 11.1. Defaults Defined .. . . . .  . . . . .  XI-1
     Section 11.2. Issuer's Remedies on Default . . . . .  XI-2
     Section 11.3. [Intentionally Omitted] . . . . . . . . XI-3
     Section 11.4. Specific Performance . . . . . . . . .  XI-3
     Section 11.5. No Remedy Exclusive . . . . . . . . . . XI-4
     Section 11.6. Agreement to Pay Attorneys' Fees and
                   Expenses . . . . . . . .. . . . . . . . XI-4
     Section 11.7. No Additional Waiver Implied by One
                   Waiver . . . . . . . . . . . . . . . .  XI-4

                                   ARTICLE XII

                           OPTIONS TO PREPAY RENT AND
                 TERMINATE OBLIGATIONS HEREUNDER . . . . .XII-1

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1. Term of Agreement . . . . . . . . . . XIII-1
     Section 13.2. Notices . . . . . . . . . . . .. . .  XIII-1
     Section 13.3. Binding Effect . . . .. . . . . . . . XIII-1
     Section 13.4. Severability . . .. . . . . . . . . . XIII-1
     Section 13.5. Amounts Remaining in Funds . . . . .  XIII-1
     Section 13.6. Amendments, Changes and Modification  XIII-2
     Section 13.7. Execution in Counterparts . . . . . . XIII-2
     Section 13.8. Applicable Law . . . . . . . . . . .  XIII-2
     Section 13.9. Captions . . . . . . . . . . . . . .. XIII-2


EXHIBIT A - Legal Description
EXHIBIT B - Form of Requisition
EXHIBIT C - Permitted Encumbrances
EXHIBIT D - Form of Coordinate Lien Agreement
EXHIBIT E - Form of Standstill Agreement

                                       -iv

         THIS LEASE AGREEMENT is dated as of January 15, 1996, between the CAMDEN COUNTY IMPROVEMENT AUTHORITY (the "Issuer"), a public body politic and corporate and an instrumentality exercising public and essential governmental functions, organized and existing under the County Improvement Authorities Law,
L. 1960, c. 183, N.J.S.A. 40:37A-44 et seg. and HOLT HAULING AND WAREHOUSING SYSTEM, INC., a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Issuer was created pursuant to the Act for the purposes, among other things, of providing within the County structures, franchises, equipment and facilities for operation of public transportation or for terminal purposes, including development and improvement of port terminal structures, facilities and equipment, for public use in counties, in, along or through which a navigable river flows; and

         WHEREAS, the Issuer is authorized, pursuant to the Act, to issue its bonds for the purpose of financing the cost of any public facility or facilities; and

         WHEREAS, the Issuer proposes to provide financial assistance in connection with a certain project ("Project") consisting of the construction of new public warehouse facilities on land to be leased to the Issuer within the marine terminal complex owned by the Company in the City of Gloucester City, County of Camden and State of New Jersey, such facilities to be leased to the Company pursuant to this Agreement; and

         WHEREAS, the Issuer proposes to issue its Lease Revenue Bonds (Holt Hauling and Warehousing System, Inc. Project) 1996 Series A in the aggregate principal amount of $24,500,000 (the "Bonds") pursuant to an Indenture of Trust dated as of January 15, 1996 (the "Indenture") between the Issuer and The Bank of New York (NJ), as trustee (the "Trustee") and proposes to apply the proceeds of the sale of the Bonds to finance the construction of the Project (as hereinafter defined); and

         WHEREAS, the Issuer proposes to lease the Project to the Company pursuant to this Agreement, pursuant to which the Company shall covenant to make lease payments to the Issuer sufficient to pay all principal, premium, if any, and interest when due on the Bonds and other amounts payable in connection with the Bonds; and

         WHEREAS, the Bonds shall be secured by the pledge of payments to be made by the Company under this Agreement and by a mortgage from the Company and 777 Pattison Ave., Inc. to the Trustee on the Project Site, Project and Terminal and a security interest in certain machinery and equipment constituting fixtures of the

Company and of 777 Pattison Ave., Inc., subject and subordinate to the Senior Mortgage Debt; and

         WHEREAS, the Bonds shall be further secured by a mortgage on the Project and a leasehold mortgage on the Project Site from the Issuer to the Trustee which shall be subject and subordinate to the Senior Mortgage Debt; and

         WHEREAS, the obligations of the Company under this Agreement and payments due on the Bonds shall be guaranteed by the Company, B.H. Sobelman & Co., Inc., Refrigerated Distribution Center, Inc., Oregon Avenue Enterprises, Incorporated, Holt Cargo Systems, Inc., The Riverfront Development Corp., CRT, Inc., Triple Seven Ice, Inc., Pattison Avenue Warehousing Corp., 777 Pattison Ave., Inc., Refrigerated Enterprises, Inc., Dockside International Fish Co., Inc., Murphy Marine Services, Inc., Wilmington Stevedores, Inc. and any other person required to be a Guarantor (collectively, the "Guarantor") pursuant to the Guaranty; and

         WHEREAS, the Company and the Issuer each have full right and lawful authority to enter into this Agreement, and to perform and observe the provisions hereof on their respective parts to be performed and observed.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows; provided, that any obligation of the Issuer created by or arising out of this Agreement shall never constitute a debt or a pledge of the faith and credit of the Issuer, the County or any political subdivision or taxing district of the State of New Jersey or of the taxing power of the County or any political subdivision or taxing district of the State of New Jersey (the Issuer has no taxing power), but shall be payable solely out of the Trust Estate (as defined in the Indenture), anything herein contained to the contrary by implication or otherwise notwithstanding:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. All capitalized, undefined terms used herein shall have the same meanings as used in Article I of the hereinafter defined Indenture. In addition, the following words and phrases shall have the following meanings:

         "Act" means The County Improvement Authorities Act constituting Chapter 183 of the Pamphlet Laws of 1960 of the State of New Jersey as amended and supplemented or any successor legislation, and any regulations and administrative pronouncements promulgated thereunder.

         "Affiliate" means any Person under the control of or in common control or ownership (direct or indirect) of or with the Company or any Affiliate of the Company or that is included on the Company's combined financial statements. For the purposes of this definition and the definition of Related Party below, "control" shall mean ownership or control (direct or indirect) of five percent or more of the voting stock of the Person for which such determination is to be made or the exercise of management control over the business and affairs of such Person. The term "Affiliate" shall not be deemed to include any Person any portion of which is owned or held by the Company solely for investment purposes provided that (i) the Company does not own or hold more than 49% of such Person and (ii) such Person is not included in the Company's consolidated financial statements.

         "Aggregate Combined Net Income" of a group of Persons for any specified periods means the sum of the Combined Net Income of such group for each such period in which Combined Net Income was greater than zero.

         "Aggregate Debt Service" for any period shall mean with respect to the Bonds, as of any date of calculation the sum of the amounts of the Debt Service for such period with respect to all of the Bonds.

         "Agreement" or "Lease Agreement" means this Lease Agreement as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         "Assignment" means the Assignment dated the Closing Date by and between the Issuer, as assignor, and the Trustee, as assignee, assigning, subject to such reservations as are contained therein, all of the Issuer's right, title and interest in and to this Agreement and the other Lease Documents, as the same may be amended, modified or supplemented from time to time.

         "Application" means the application submitted by the Company to the Issuer requesting approval of the financing of the Project.

         "Balloon Indebtedness" means Indebtedness more than 25% of the principal amount of which is payable during any consecutive twelve-months, whether at maturity, by mandatory sinking fund redemption or purchase, by redemption or purchase at the option of the holders, or otherwise (other than upon acceleration, optional prepayment or redemption, special mandatory prepayment or redemption upon casualty to or condemnation of the Mortgaged Premises and similar extraordinary events). The term "Balloon Indebtedness" shall not include (i) a reimbursement obligation in respect of a drawing under a letter of credit which is issued to secure or provide liquidity for Indebtedness which would not otherwise be Balloon Indebtedness as defined in the immediately preceding sentence or (ii) Indebtedness more than 25% of the principal amount of which is payable during any consecutive twelve months by redemption or purchase at the option of the holders and which would not otherwise be Balloon Indebtedness as defined in the immediately preceding sentence, if the redemption or purchase price is payable from a drawing under a letter of credit or other liquidity facility.

         "Bond" or "Bonds" means one or more of the Lease Revenue Bonds (Holt Hauling and Warehousing System, Inc. Project) 1996 Series A of the Issuer in the aggregate principal amount of $24,500,000 authorized to be issued pursuant to the Bond Resolution, delivered under and pursuant to the Bond Resolution and Indenture and any bonds issued in lieu of or in substitution therefor.

         "Bond Counsel" with respect to the issuance and delivery of the Bonds means Wolff & Samson, A Professional Corporation, having its offices at 5 Becker Farm Road, Roseland, New Jersey 07068, and subsequent thereto, such firm or any other nationally recognized bond counsel reasonably satisfactory to the Issuer and the Trustee.

         "Bond Fund" means the fund so designated which is established and created pursuant to Section 5.01 of the Indenture.

         "Bond Purchase Agreement" means the bond purchase agreement dated as of February 6, 1996 by and between the Issuer, the Company, the Guarantors and the Underwriter relating to the issuance and sale of the Bonds, as the same may be amended, modified or supplemented from time to time.

         "Bond Resolution" means the resolution of the Issuer adopted on September 14, 1995 authorizing the issuance and sale of the Bonds and the execution and delivery of this Agreement, the Indenture, the Bond Purchase Agreement, the Assignment, the other Lease Documents and determining other matters in connection with the Project.

         "Bond Year" means the one year period beginning on the day after expiration of the preceding Bond Year. The first Bond Year begins on the Date of Issue and ends on December 31, 1996.

         "Business Day" means a day on which the Trustee and banks located in New Jersey are open for the purpose of conducting a commercial banking business.

         "Cash Flow" of a Person shall mean Net Income of such Person plus depreciation and amortization charges and other non-cash charges to income plus (or minus) any increase (or decrease) in deferred taxes.

         "Chief Financial Officer" shall mean Bernard Gelman, the Chief Financial Officer of the Company, or such other individual functioning in a substantially similar capacity on behalf of the Company as the Company shall designate in a notice to the Trustee from time to time.

         "Closing Date" means February 23, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation, and the regulations promulgated thereunder.

         "Collateral" means all of the rights and assets of the Company or any other Person in which the Issuer or the Trustee is now or hereafter granted a lien or security interest in order to secure the performance of the Company's obligations under this Lease Agreement, or any of the Lease Documents, the obligations of the Issuer hereunder or under the Bonds or the obligations of any Guarantor under the Guaranty.

         "Combined Cash Flow", "Combined Interest Charges", "Combined Net Income" and "Combined Net Income Before Interest, Taxes, Depreciation and Amortization" for any period shall mean, respectively, the Cash Flow, Interest Charges, Net Income and Net Income Before Interest, Taxes, Depreciation and Amortization of the Company and its Affiliates for such period, combined in accordance with generally accepted accounting principles consistently applied.

         "Combined Indebtedness" means the aggregate Indebtedness of the Company and its Affiliates.

         "Combined Long Term Indebtedness" means Long Term Indebtedness of the Company and its Affiliates as such combination is effected in accordance with generally accepted accounting principles consistently applied as to any date on which the amount thereof shall be determined.

         "Combined Net Income" for any period shall mean Net Income of the Company and its Affiliates for such period, combined in accordance with generally accepted accounting principles consistently applied.

         "Combined Net Income Before Interest, Taxes, Depreciation and Amortization" for any period shall mean the Net Income Before Interest, Taxes, Depreciation Charges and Amortization of the Company and its Affiliates for such period, combined in accordance with generally accepted accounting principles consistently applied.

         "Combined Tangible Net Worth" means (i) total combined shareholders' equity in the Company and its Affiliates, determined in accordance with generally accepted accounting principles consistently applied, as such combination is effected in accordance with generally accepted accounting principles consistently applied, less (ii) the aggregate net amount of the following items to the extent, if any, that they were included in consolidated assets or deducted from consolidated liabilities in computing shareholders' equity:

         (a) All licenses, patents, copyrights, tradenames, trademarks, franchises, good will, experimental or organizational expense, unamortized debt discount and expense, treasury stock and all other assets which under generally accepted accounting principles are deemed intangible; and

         (b) Any write-up of assets (other than current assets written up in accordance with generally accepted accounting principles consistently applied) made after January 1, 1996.

         (c) Any stock or other security representing an investment subsequent to January 1, 1996 that is a Restricted Payment under clause (v) of the definition of Restricted Payment.

         "Combined Total Assets" means the assets of the Company and its Affiliates, combined in accordance with generally accepted accounting principles consistently applied.

         "Company" means Holt Hauling and Warehousing System, Inc., a Pennsylvania corporation.

         "Company Mortgage" means the Mortgage and Security Agreement from the Company and 777 Pattison Ave., Inc. to the Trustee dated as of January 15, 1996, pursuant to which the Company and 777 Pattison Ave., Inc. are granting to the Trustee a mortgage lien on and security interest in the Mortgaged Premises, subject and subordinate to the Senior Mortgage Debt.

         "Company Representative" means the person or persons at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the signature of such person or persons and signed on behalf of the Company by its President or any Vice President. Such certificate may designate an alternate or alternates.

         "Condemnation Claims" shall have the meaning set forth in Section
8.4(b).

         "Construction Monitor" means the Person, which may be the Issuer, engaged by the Company, with the consent of the Bondholders owning not less than 50% in aggregate principal amount of the Bonds Outstanding, to perform the functions specified in Section 3.2 or Section 3.5 of this Agreement.

         "Cost" with respect to the Project shall be deemed to include all items permitted to be financed under the provisions of the Act, including, but not limited to:

         (a) the cost of planning all or any part of the Project and of all or any property, rights, easements, privileges, agreements and franchises deemed by the Issuer to be necessary or useful and convenient therefor or in connection therewith, including interest or discount on the Bonds;

         (b) costs of issuance of the Bonds;

         (c) architectural, engineering and inspection costs and legal expenses;

         (d) costs of financial, professional and other estimates and advice;

         (e) organization, administrative, operating and other expenses of the Company prior to and during such construction;

         (f) all costs which the Issuer or the Company shall be required to pay under the terms of any contract or contracts for the construction, improving, or equipping of the Project;

         (g) obligations of the Company incurred for labor and materials (including obligations payable to the Company) in connection with the construction, improving or equipping of the Project, including reimbursement to the Company for all advances and payments made in connection with the Project prior to or after delivery of the Bonds;

         (h) the cost of performance or other bonds and any and all types of insurance that may be necessary or appropriate to have in effect during the course of construction of the Project;

         (i) any sums required to reimburse the Company for advances made by the Company for any of the above items or for any other costs incurred which are properly chargeable to the Project; and

         (j) such other expenses as may be necessary or incident to the financing or operation of the Project and the placing of the same fully in operation, and also such provision or reserves for working capital, operating, maintenance or replacement expenses or for payment or security of principal and other interest on the Bonds during or after such construction as the Issuer may determine, and also reimbursement to the Issuer or any governmental unit or person of any monies theretofore expended for the purposes of the Project.

         "County" shall mean the County of Camden in the State of New Jersey.

         "Cumulative Combined Net Income" for any specified periods means the sum of Combined Net Income for each of such periods (subtracting Combined Net Income for any period in which it is negative, as appropriate).

         "Date of Issue" or "Issue Date" shall have the meaning set forth in the Tax Certificate.

         "Debt Service" means, for any Bond Year, the scheduled amount of interest and amortization of principal payable for that Bond Year with respect to the Bonds; provided, however, that in determining Debt Service for any Bond Year, there shall not be taken into account amounts scheduled with respect to any Bonds (or portion thereof) that have been retired before the beginning of the Bond Year. The determination of Debt Service on the Bonds, for purposes of complying with the applicable provisions of Sections 103 and 141-150 of the Code, shall be made on the first day of each Bond Year in the manner provided in
Section 148 (d) of the Code and the regulations promulgated thereunder.

         "Default" means any Default under this Agreement as specified in and defined by Section 11.1 hereof.

         "Depreciation Charges" means for any Person for any period the aggregate of (i) depreciation expense as reflected in the Company's combined statement of income for such period in accordance with generally accepted accounting principles consistently applied plus (ii) in the case of property leased pursuant to operating leases, the average of the amount described in clause (A) in the Operating Lease Schedule for such year and in the Operating Lease Schedule for the preceding year.

         "Discount Rate" shall be the interest rate described as the Discount Rate in the definition of "Operating Lease Schedule."

         "Distribution Fund" shall have the meaning set forth in Section 2.4(f) hereof.

         "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

         "Excess Amount" means, as of any payment date, the amount in the Bond Fund on such date in excess of the amount required for the payment of principal, accrued interest and premium, if any, on the Bonds due on such date.

         "Extraordinary Tax Liability" shall mean any tax liability payable by any shareholders of the Company or any Affiliate in respect of extraordinary or non-recurring items of income or non-operating revenues or revenues other than operating revenues of the Company or any Affiliate consisting of the receipt of cash by, or the accrual of cash payable to, the Company or an Affiliate.

         "Fiscal Year" means January 1 through December 31.

         "Gross Proceeds" shall have the meaning set forth in the Tax
Certificate.

         "Ground Lease" means the Ground Lease Agreement between the Company and the Issuer dated as of January 15, 1996.

         "Guarantor" means any of the Company, B.H. Sobelman & Co., Inc., Refrigerated Distribution Center, Inc., Oregon Avenue Enterprises, Incorporated, Holt Cargo Systems, Inc., The Riverfront Development Corp., CRT, Inc., Triple Seven Ice, Inc., Pattison Avenue Warehousing Corp., Refrigerated Enterprises, Inc., 777 Pattison Ave., Inc., Dockside International Fish Co., Inc., Murphy Marine Services, Inc., Wilmington Stevedores, Inc. and any other Person required to be a guarantor under the Guaranty.

         "Guaranty" means the Guaranty Agreement dated as of January 15, 1996 among the Guarantors, the Issuer and the Trustee, and any amendments or supplements thereto.

         "Indebtedness" means, for any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, (ii) all direct or indirect guaranties of such Person in respect of and all obligations or undertakings (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness of any other Person for borrowed money or for the deferred purchase price of property, (iii) Operating Lease Debt, as most recently calculated, (iv) any guaranty of another Person's Indebtedness, to the extent such liability or contingent liability has not otherwise been included as Indebtedness and (v) all other obligations, contingent or otherwise, which in accordance with generally accepted accounting principles consistently applied shall be classified upon the obligor's balance sheet as liabilities, including liabilities secured by any lien on any property owned or acquired by the obligor or a Subsidiary thereof, whether or not the liabilities secured thereby shall have been assumed, capitalized leases and all guaranties, endorsements and other contingent obligations. For purposes of determining the amount of Indebtedness of a Person, the total amount of Indebtedness of another Person as to which such Person is obligated as described in clause (ii) or (iv) above, or the total possible payments which such Person may become obligated to make in respect of a contingent liability, shall be considered Indebtedness of such Person. Notwithstanding anything herein to the contrary, Indebtedness, for any Person, shall not mean the amount available to be drawn under any letters of credit issued with respect to a liability or contingent liability of the Company or any of its Affiliates.

         "Indemnified Matters" shall have the meaning set forth in Section 10.2(d) hereof.

         "Indemnified Party" shall have the meaning set forth in Section
10.2(b).

         "Indemnitees" shall have the meaning set forth in Section 10.2(d) hereof.

         "Indenture" means the Indenture of Trust dated as of January 15, 1996 between the Issuer and the Trustee, pursuant to which the Bonds are authorized to be issued, and any amendments and supplements thereto.

         "Interest" means, for any period, interest accruing during such period on Indebtedness, provided that (i) interest on a capitalized lease shall consist of the interest component of each lease payment and (ii) with respect to Operating Lease Debt, interest shall consist of the amount set forth in clause
(v) of the applicable Operating Lease Schedule.

         "Interest Charges" means for any Person for any four consecutive quarterly fiscal periods, the aggregate of (i) all interest expenses (including, without limitation, any letter of credit fees) as reflected on the Company's combined statement of income for such period in accordance with generally accepted accounting principles consistently applied, plus (ii) any other Interest accruing in such period on Indebtedness of such Person, to the extent not included in clause (i).

         "Issuer" means the Camden County Improvement Authority, a body politic and corporate constituting an instrumentality exercising governmental functions and any body, board, authority, agency or political subdivision or other instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

         "Issuer's Mortgage" means a mortgage and security agreement from the Issuer to the Trustee dated as of January 15, 1996, pursuant to which the Issuer is granting to the Trustee a leasehold mortgage on the Issuer's interest in the Project Site and a mortgage on the Issuer's fee interest in the Project, subject and subordinate to the Senior Mortgage Debt.

         "Issuer Representative" means the Chairman, Vice Chairman, Executive Director/Secretary or such other person or persons at the time designated by the Issuer to act on its behalf.

         "Laws" shall have the meaning set forth in Section 10.2(d) hereof.

         "Lease Documents" means any or all of this Agreement, the Indenture, the Bond Purchase Agreement, the Ground Lease, the Guaranty, the Issuer's Mortgage, the Company Mortgage and all documents, certificates and instruments executed in connection therewith.

         "Lease Term" shall mean the term of this Lease Agreement as set forth in Section 5.1 hereof.

         "Liens" means any mortgages, pledges, liens or other charges or encumbrances of any kind (including the charge upon property purchased under conditional sale or other title retention agreements) upon, or any security interest in, any property, real or personal, tangible or intangible.

         "Long Term Indebtedness" means all Indebtedness which would, in accordance with generally accepted accounting principles consistently applied, constitute long term debt, but in any event shall include:

         (i) any portion thereof included in current liabilities,

         (ii) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year notwithstanding that any such Indebtedness may be payable on demand or not more than one year after the creation thereof, and

         (iii) any guarantee with respect to Long Term Indebtedness (of the kind otherwise described in this definition) of another Person.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgaged Premises" means, collectively, the Project, the Project Site and the Terminal.

         "Mortgages" means, collectively, the Company Mortgage and the Issuer's Mortgage.

         "Net Income" of a Person means the net income of such Person determined in accordance with generally accepted accounting principles consistently applied, (i) exclusive of extraordinary or non-recurring items of income and of any non-operating revenues or revenues other than operating revenues, and (ii) provided that prior to application of this clause
(ii) the Company and its Affiliates would be permitted to incur at least $1.00 of Indebtedness pursuant to Section 2.4(h) of this Agreement, exclusive of extraordinary or non-recurring losses, deductions or expenses or losses, deductions and expenses other than operating losses, deductions and expenses. In determining Net Income for purposes of this Agreement, interest expense shall be adjusted to reflect Interest Charges, depreciation expense shall be adjusted to reflect Depreciation Charges and selling, general and administrative expense shall be reduced by the amount of any Interest Charges and Depreciation Charges attributable to Operating Lease Debt.

         "Net Income Before Interest, Taxes, Depreciation and Amortization" of a Person means the Net Income of such Person, plus the amounts deducted for Interest, taxes based upon the income of such Person, Depreciation Charges and amortization in determining such Net Income.

         "Net Proceeds," when used with respect to any insurance proceeds or any condemnation award, means the amount remaining after deducting all expenses (including attorneys' fees and disbursements) incurred in the collection of such proceeds or award from the gross proceeds thereof.

         "Nonpurpose Investment" shall have the meaning set forth in the Tax Certificate.

         "Operating Lease Debt" shall be the capitalized equivalent of the operating leases of the Company and its Affiliates, as set forth in clause (iv) of the applicable Operating Lease Schedule.

         "Operating Lease Schedule" means a schedule, to be filed by the Company with the Trustee each year together with its audited financial statements and to be filed retroactively with respect to the 1994 fiscal year, that sets forth the following data: (i) operating lease payments due in each of the five fiscal years succeeding the most recent fiscal year for which audited combined financial statements of the Company exist, as reflected in the footnotes to such financial statements; (ii) the aggregate operating lease payments due after the five year period described in clause (i) (the "Thereafter Amount"); (iii) the Thereafter Amount divided by the operating lease payments (the "Fifth Year Payments") due in the last year described in clause (i) (such quotient, the "Number of Thereafter Years"); (iv) the present value on the applicable date of calculation, using a rate equal to the Discount Rate, of the payments described in clause (i) and of the Thereafter Amount, assuming that the Thereafter Amount is paid in installments equal to the Fifth Year Payments for the Number of

Thereafter Years, beginning in the first fiscal year after the end of the period described in clause (i) (such present value referred to herein as "Operating Lease Debt"); (v) the Discount Rate times the average of Operating Lease Debt for such year and the Operating Lease Debt determined in the Operating Lease Schedule filed for the immediately preceding fiscal year. The "Discount Rate" shall be the interest rate in effect on the date of calculation on the Company's line of credit, or, if there shall be more than one line of credit in effect on such date, the average of such interest rates or, if there shall be no line of credit in effect at the time, the interest rate that would be applicable on the date of calculation if the most recent line of credit of the Company were still in effect.

         "Owner" means the person or persons in whose name or names a Bond shall be registered on the books of the Issuer kept for that purpose in accordance with the provisions of the Indenture.

         "Parity Indebtedness" shall have the meaning set forth in Section 2.4(k) hereof.

         "Permitted Encumbrances" means, as of any particular time, (i) those items shown in Exhibit C hereto, and (ii) any Lien on the facilities financed as part of the Mortgaged Premises securing Indebtedness hereafter incurred by the Company or any of its Affiliates, and any lease of the whole or any part of the facilities financed as part of the Mortgaged Premises, provided such Lien or lease is expressly permitted under this Agreement.

         "Person" or "Persons" means any one or more individuals, corporations, partnerships, joint ventures, trusts, unincorporated organizations, governmental agencies or political subdivisions.

         "Plans" shall have the meaning set forth in Section 2.2(f) hereof.

         "Prime Rate" means a fluctuating interest rate per annum equal to the rate published in the Wall Street Journal from time to time as the prime lending rate; any change in the Prime Rate shall be effective on the date such change is published in the Wall Street Journal.

         "Project" shall mean (i) the construction by the Company of approximately 155,000 square feet of refrigerated warehouse space, (ii) the construction by the Company of approximately 31,000 square feet of dry warehouse space, and (iii) the construction by the Company of approximately 20,000 square feet of office space, all to be located on a portion of the Terminal in the City of Gloucester City, Camden County, New Jersey.

         "Project Fund" means the fund so designated which is established and created pursuant to Section 5.05 of the Indenture.

         "Project Municipality" means the City of Gloucester City, County of Camden, New Jersey.

         "Project Site" means the land leased by the Company to the Issuer pursuant to the Ground Lease and subleased by the Issuer to the Company herein, located in the Project Municipality, as more particularly described in Exhibit A hereto and to the Ground Lease.

         "Purchaser" shall mean the initial purchaser or purchasers of the Bonds from the Underwriter and their respective successors and assigns.

         "Rebate Amount" shall have the meaning set forth in the Tax
Certificate.

         "Rebate Fund" means the fund so designated which is established pursuant to Section 5.12 of the Indenture.

         "Refunding Senior Indebtedness" shall have the meaning set forth in
Section 2.4(k) hereof.

         "Related Party" means the Company or any Affiliate, any Person controlling the Company or Affiliate and any director or employee of the Company or any Affiliate.

         "Related Person" shall have the meaning set forth in the Tax
Certificate.

         "Rent" shall mean the lease payments specified in Section 6.1(a) of this Lease Agreement.

         "Requisition" means a written request for a disbursement from the Project Fund or the separate trust fund described in Section 8.2 hereof, as the case may be, signed by a Company Representative, substantially in the form attached hereto as Exhibit B and satisfactorily completed as contemplated by said form.

         "Restricted Payment" means:

                  (i) The declaration of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of the Company or its Affiliates (other than one payable solely in its common shares); provided, however, that any dividend to the Company from any Affiliate shall not constitute a Restricted Payment;

                  (ii) Any payment or distribution on account of the purchase, redemption or other retirement of any shares of the Company or its Affiliates or of any warrant, option or other right to acquire such shares, or any other payment or distribution made in respect thereof, either directly or indirectly, except any payment or distribution on account of

                  (A) the principal of and prepayment charge, if any, on convertible debt, or (B) the purchase, redemption or other retirement of shares of the Company, or its Affiliates in exchange for, or out of the net cash proceeds received by the Company, or its Affiliates from a substantially concurrent sale of, other shares of the Company, its Affiliates;

                  (iii) Any payment or distribution on account of the principal and prepayment charge, if any, with respect to subordinated debt of the Company, or its Affiliates other than mandatory sinking fund or other retirement payments required by the terms thereof, and other than any working capital line of credit;

                  (iv) Any payment (including any deemed payment under Section 2.4(i)) on account of principal, including mandatory sinking fund or other retirement payments, in respect of Balloon Indebtedness issued or incurred subsequent to the date of issuance of the Bonds (other than (a) payments on account of Refunding Senior Indebtedness incurred to refinance Senior Indebtedness with a Lien on the Mortgaged Premises Senior to the Lien of the Mortgages, or (b) any repayment of Indebtedness under a working capital line of credit incurred in compliance with this Agreement); and

                  (v) Any investment by the Company or any Affiliate in, or transfer (other than in the ordinary course of business) of cash or other assets by the Company or any Affiliate to, any Person other than the Company or an Affiliate; provided that investments in publicly traded securities in the ordinary course of business shall not be considered Restricted Payments.

         The amount of any Restricted Payment in property shall be deemed to be the greater of its fair market value (as determined by an independent recognized appraiser) or its net book value.

         "Security Ratio" means at any time the value of the property subject to the lien of the Mortgages, as such value is determined by an appraisal required by Paragraph 2.4 (k) hereof, divided by the aggregate amount of Indebtedness secured by the Mortgaged Premises or any portion thereof.

         "Senior Indebtedness" means any Indebtedness secured by a lien on all or any portion of the Mortgaged Premises which is senior to, or on a parity with, the lien of the Mortgages securing the Bonds, whether now outstanding or hereafter incurred.

         "Senior Mortgage Debt" means all obligations of the Issuer, the Company or any Guarantor in respect of or relating to (i) $18,750,000 New Jersey Economic Development Authority Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983

Project) Series D Senior Mortgage; (ii) $8,500,000 New Jersey Economic Development Authority Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) Series E Senior Mortgage; (iii) $5,000,000 New Jersey Economic Development Authority Economic Development Bond (Holt Hauling and Warehousing System, Inc. - 1983 Project) 1995 Series J; (iv) indebtedness secured by a mortgage made by the Company to the City of Gloucester City, dated March 15, 1984 in the original principal amount equal to $3,345,533; (v) indebtedness secured by a mortgage made by the Company to the City of Gloucester City dated April 18, 1984, in the original principal amount equal to $250,000;
(vi) indebtedness secured by a mortgage made by the Company to the City of Gloucester City dated August 22, 1984 in the original principal amount equal to $2,000,000; (vii) $10,000,000 New Jersey Economic Development Authority
Economic Development Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) Series G Refunding (Non-AMT); (viii) $9,000,000 New Jersey Economic Development Authority Economic Development Bonds (Holt Hauling and Warehousing System, Inc.-1983 Project) Series H Refunding (AMT); (ix) $6,140,000 New Jersey Economic Development Authority Economic Development Bond (777 Pattison Ave., Inc. - 1988 and 1989 Projects) 1992 Refunding Series; (x) $7,000,000 Philadelphia Authority for Industrial Development Revenue Bonds (Refrigerated Enterprises, Inc. Project) Series of 1992; and (xi) $18,500,000 Camden County Improvement Authority Lease Revenue Bonds (Dockside Refrigerated Warehouses, Inc. Project) Series 1994 and any Senior Indebtedness secured by a lien on the Mortgaged Premises senior to the lien securing the Bonds incurred hereafter by the Company or any Affiliate in accordance with the provisions of the Agreement.

         "S & P" means Standard & Poor's Corporation.

         "State" means the State of New Jersey.

         "Subsidiary" means any entity of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingencies) is at the time directly or indirectly owned or controlled by the Company or one or more of its subsidiaries.

         "Substantial User" shall have the meaning set forth in the Tax Certificate.

         "Tax Certificate" means the Tax Regulatory Agreement entered into between the Issuer and the Company on the Closing Date.

         "Taxes" shall have the meaning set forth in Section 2.4(o) and 7.3(a) hereof.

         "Term" or "Lease Term" means the term of this Agreement as specified in
Article V hereof.

         "Terminal" means the marine terminal complex owned by the Company and located on the land more particularly described in Schedule A of the Company Mortgage.

         "Trustee" means The Bank of New York (NJ), a state banking corporation organized and existing under the laws of the State of New Jersey, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee under the Indenture. "Principal Office" of the Trustee means the address specified in Section 12.04 of the Indenture or such other address as may be designated in writing to the Issuer and the Company.

         "Underwriter" means PaineWebber Incorporated and its successors and assigns.

         "Uniform Commercial Code" means the Uniform Commercial Code, Title 12A of the New Jersey Statutes, as enacted and in force and effect in the State.

         "Yield" shall have the meaning set forth in the Tax Certificate.

         Section 1.2. Interpretation and Construction. In this Lease Agreement, unless the context otherwise requires:

         (1) Articles and Sections mentioned by number only are the respective Articles and Sections of this Lease Agreement so numbered as originally executed;

         (2) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

         (3) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, public or private corporations or other legal entities, including public or governmental bodies, as well as natural persons;

         (4) Any headings preceding the texts of the several Articles and Sections of this Lease Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Lease Agreement, nor shall they affect its meaning, construction or effect;

         (5) If any clause, provision or section of this Lease Agreement or the application thereof to any circumstance shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof or the application of such clause, provision or section to circumstances other than those as to which it is held invalid or unenforceable; and

         (6) References herein to the Issuer, the Trustee, the Company and the Purchaser shall include their respective successors and assigns.

                               [END OF ARTICLE I]

                                   ARTICLE II

                         REPRESENTATIONS, COVENANTS AND
                                   WARRANTIES

         Section 2.1. Representations and Covenants of the Issuer.

         (a) The Issuer represents and covenants that:

         (1) The Issuer is a public body politic and corporate and an instrumentality exercising essential governmental functions, duly organized and existing under the Act. Under the provisions of the Act, the Issuer is authorized to enter into the transactions contemplated by this Lease Agreement, the Ground Lease, the Issuer's Mortgage and the Indenture and to carry out its obligations hereunder and thereunder. The Issuer has been duly authorized to execute and deliver this Agreement, the Ground Lease, the Issuer's Mortgage and the Indenture and the other Lease Documents to which it is a party.

         (2) The Issuer covenants that it will not pledge the amounts derived from this Lease Agreement other than as contemplated by the Indenture.

         (b) All covenants, stipulations, promises, agreements and obligations of the Issuer set forth herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, officer or employee of the Issuer in his or her individual capacity, and no recourse shall be had for the payment of the principal or redemption price of or interest on the Bonds or for any claim based thereon or hereunder against any member, officer or employee of the Issuer or any person executing the Bonds.

         Section 2.2. Representations and Warranties of the Company. The Company represents and warrants that:

         (a) Corporate Status. Each of the Company and each Affiliate is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation. Each of the Company and each Affiliate is duly qualified or licensed as a foreign corporation in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.

         (b) Corporate Power and Authority. Each of the Company and each Affiliate has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Neither the Company nor any Affiliate is in violation of any provision of its Certificate of Incorporation, as amended. Each of the Company and each Affiliate has the corporate power and authority to execute, deliver, perform its obligations under, and consummate the transactions contemplated by this Agreement and the other Lease Documents to which it is a party; and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its charter or by-laws) to authorize the execution and delivery of this Agreement and each of the other Lease Documents to which it is a party. This Agreement and the Lease Documents to which the Company is a party each constitutes the legal, valid, and binding obligations of the Company, in accordance with their terms subject to applicable bankruptcy, insolvency, or other similar laws relating to creditors' rights generally.

         (c) No Litigation. There is no action, suit, proceeding, inquiry, or investigation pending or, to the knowledge of the Company or any Affiliate, threatened against or affecting the Company or any Affiliate, their officers, or any of their respective properties, by or before any court, arbitrator or governmental, administrative, or public body or agency, nor to the best knowledge of the Company is there any basis therefor, which might result in any material adverse change in the operations, business, property, or assets or in the condition (financial or otherwise) of the Company or any Affiliate which involves the possibility of materially adversely affecting the ability of the Company to comply with this Agreement or any of the other Lease Documents to which the Company is a party, or which would adversely affect, in any way, the validity or enforceability of the Bonds, this Agreement, any of the Lease Documents to which the Company is a party, or any agreement or instrument to which the Company or any Affiliate is a party, used or contemplated for use in the consummation of the transactions contemplated hereby. Neither the Company nor any Affiliate is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any governmental instrumentality or agency.

         (d) No Violation.

         (i) Neither the execution and delivery of this Agreement or the Lease Documents, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will contravene any provision of any law, statute, rule or regulation to which the Company or any Affiliate is subject or any judgment, decree, license, order, or permit applicable to the Company or any Affiliate, or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, security interest, charge or encumbrance whatsoever upon any of the property or assets of the Company or an Affiliate pursuant to the terms of any indenture, mortgage, deed of trust, agreement, or other instrument to which the Company or any Affiliate is a party or by which any of them may be bound, or to which any of them may be subject, or violate any provision of the charter or by-laws of the Company or any Affiliate.

         (ii) Neither the Company nor any Affiliate is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property, assets or financial condition. Neither the Company nor any Affiliate is a party to, or otherwise subject to, any provision contained in any instrument evidencing Indebtedness of the Company or such Affiliate, any agreement relating thereto, or any other contract or agreement (including its charter) which restricts or otherwise limits the incurring of the Indebtedness to be represented by this Agreement and the other Lease Documents which has not been waived in connection with such Indebtedness.

         (e) Governmental Approval. No consent or approval of, or filing with, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery, and performance of, this Agreement, any of the other Lease Documents, or of any of the instruments or agreements herein or therein referred to, or the taking of any action hereby or thereby contemplated. Each of the Company and each Affiliate and the Project is in compliance in all material respects with all applicable requirements of all federal, state, regional and local laws and with rules and regulations of federal, state, regional and local governmental and regulatory bodies. Without limiting the foregoing, each of the Company, each Affiliate and the Project is in compliance with all applicable environmental laws, except as disclosed in the reports of Pennoni Associates, Inc., respectively dated March 7, 1994, April 11, 1995 and January 29, 1996, heretofore furnished by the Company to the Issuer, the Underwriter and the Purchaser.

         (f) Compliance with ERISA. The pension or other employee benefit plans which are established or maintained by the Company and its Affiliates (the "Plans"), if any, are in substantial compliance with ERISA; no Plan is insolvent or in reorganization; no plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any of its Affiliates, nor any other Person treated as part of the same "controlled group" as the Company or any Affiliate within the meaning of Paragraph 414 of the Code, has incurred any material liability (including any material contingent liability) to or on account of a Plan pursuant to Paragraph 4062, 4063, 4064, 4201, or 4204 of ERISA or expects to incur any liability under any of the foregoing Paragraphs on account of the termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Company or any of its Affiliates, respectively, of incurring a liability to or on account of a Plan pursuant to any of the foregoing Paragraphs of

ERISA; and no lien imposed under the Code or ERISA on the assets of the Company or any of its Affiliates exists or is likely to arise on account of any Plan.

         (g) Title to Property. The Company and each of its Affiliates have good and marketable title to all of their respective properties and assets, and the Company has a good and valid leasehold in the Project, and all such properties and assets are owned or leased free and clear of Liens, except (A) materialmen's and mechanic's Liens which do not materially detract from the value or interfere with the present or anticipated business use of the properties subject thereto, and (B) Permitted Encumbrances. Upon execution and delivery of this Agreement and the documents contemplated hereby and upon any filings or recordings made in connection therewith, the Company Mortgage will be a valid lien on the Project subject and subordinate only to Permitted Encumbrances.

         (h) Tax Returns. All tax returns and tax reports of the Company and each former and present Affiliate required by law to be filed have been duly filed, and all taxes, assessments, and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon the Company, or any of its former or present Affiliates (or any of their properties) which are due and payable have been paid in full. The charges, accruals and reserves on the books of the Company and its Affiliates in respect of federal income tax for all periods are adequate in the opinion of the Company.

         (i) Disclosure. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property, assets, or financial condition of the Company or any Affiliate which has not been disclosed to the Issuer and the Purchaser.

         (j) The Project. The Project is included within the definition of a "public facility" in the Act and the Company will operate or cause the Project to be operated as a "public facility" under the Act.

         (k) Compliance with Laws. The Company will cause the Project to be constructed and operated in accordance with the laws, rulings, regulations, and ordinances of federal and state governmental bodies and the departments, agencies and political subdivisions thereof. The Company has obtained or caused to be obtained all requisite approvals or permits or licenses of the State and of other federal, state, regional and local governmental bodies for the operation of the Project, and will obtain or cause to be obtained any such approvals, permits or licenses as may be required in the future from time to time.

         (1) Information in Application Accurate. All information and data contained in the Application relating to the Company were true, correct, and complete in all material respects as of the respective dates thereof. Aside from financial information relating to the Company, which information has not been updated since the dates of submission of the Application, no information has been omitted therefrom which would make the Application misleading in any material respect, and the Application does not contain any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements contained therein not misleading or incomplete.

         (m) No Untrue Statements. The representations, statements, and warranties of the Company set forth in the Application, this Agreement, or any other Lease Document (1) are true, correct, and complete in all material respects, (2) do not contain any untrue statement of a material fact, and (3) do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or incomplete. The Company understands that all such statements, representations, and warranties have been relied upon as an inducement by the Issuer to issue the Bonds and the Purchaser to purchase the Bonds.

         (n) Brokerage Commissions. Except for a fee payable to the Underwriter, no Person is entitled to receive from the Company or any other Person any brokerage commission, finder's fee, or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement.

         (o) ownership of Guarantors. Thomas Holt owns not less than eighty (80%) percent of the issued and outstanding voting stock of each Guarantor other than Dockside International Fish Co., Inc., of which he owns seventy (70%) percent of the issued and outstanding voting stock, and other than Wilmington Stevedores, Inc. one hundred (100%) percent of the stock of which is owned by Murphy Marine Services, Inc.

         (p) Inactive Affiliates. The following entities are inactive and have no assets or revenues: Holt Cargo Systems of California, Inc., Holt Warehousing Company, Marine Information Technology, Inc., T. and L. Leasing Corp., Broadway Equipment Leasing Corp. If any such entity becomes active or obtains assets or revenues, the Company shall cause it, if it is an Affiliate, to become a Guarantor upon the occurrence of such event.

         (q) Agrgements with Working Capital Credit Provider. The Company is in good standing under its July 20, 1995 loan agreement with Meridian Bank and any other existing credit facilities with Meridian Bank (collectively, the "Meridian Agreements"). The Company has received no communications from Meridian Bank as to any defaults or potential defaults under the

Meridian Agreements. The Company will notify the Bondholders promptly upon receipt of any communication from Meridian Bank alleging that the Company is in default or potential default under the Meridian Agreements or to the effect that the Meridian Agreements or the availability of additional advances of credit thereunder have been terminated or suspended.

         Section 2.3. Environmental Representations, Warranties and Covenants.

         (a) The Company represents and warrants that:

         (i) the Company has never discharged any radioactive substances and is not in any way responsible for the presence of radioactive substances at the Holt Hauling and Warehousing System, Inc. Marine Terminal Facility in Gloucester, New Jersey (the "Facility");

         (ii) the release of radioactive substances at the Company and any damage resulting therefrom were caused solely by the act or omission of a third party other than (a) an employee or agent of the Company or (b) one whose act or omission occurred in connection with a contractual relationship existing directly or indirectly with the Company;

         (iii) the Company has done nothing to disturb the radioactive substances located at the facility and otherwise has exercised due care with respect to the radioactive substances concerned, taking into consideration the characteristics of such radioactive substances, in light of all relevant facts and circumstances;

         (iv) the Company has taken precautions against (a) foreseeable acts or omissions of any third party described in paragraph (ii) above, and (b) the consequences that could forseeably result from such acts or omissions;

         (v) the Company acquired the Facility in 1970, after the disposal, discharge or placement of the radioactive substances on, in or at the Facility;

         (vi) at the time the Company acquired the Facility, the Company did not know and had no reason to know that any radioactive substances were disposed of on, in or at the Facility;

         (vii) the Company undertook, at the time of acquisition, all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial and customary practice; and

         (viii) the Company was first advised of the existence of radioactive substances on its property by the New Jersey Department of Environmental Protection in February, 1991.

         (b) The Company covenants that it shall complete the actions described in Section 5. 07 (c) (i) - (v) of the Indenture (other than receipt of No Further Action letters from the State of New Jersey) no later than April 30, 1996 and that is shall diligently pursue such No Further Action letters and the delivery of the report from Pennoni Associates referenced in Section 5.07(c) of the Indenture.

         Section 2.4. Covenants of the Company. The Company agrees that, so long as any of the Bonds are outstanding or any amounts are due under this Agreement or under any of the Lease Documents, it shall comply and shall cause each of its Affiliates to comply with the following provisions:

         (a) Compliance with Agreement. The Company shall observe and perform all of its obligations under this Agreement and the Lease Documents to which it is a party. The Company shall fully and faithfully perform all the duties and obligations which the Issuer has covenanted and agreed in the Indenture to cause the Company to perform and any duties and obligations which the Company is required in the Indenture to perform.

         (b) Notice of Default, Litigation, Etc.

         (i) The Company shall furnish to the Trustee as soon as possible and in any event within five (5) Business Days after the discovery by any executive officer of the Company of any Default, a certificate setting forth the details of such Default, and the action which the Company proposes to take with respect thereto.

         (ii) The Company shall give prompt notice to the Trustee of any litigation or governmental proceeding pending, involving or, to its knowledge, threatened against the Company or any Affiliate which (A) involves an uninsured claim or the uninsured portion or deductible of an insured claim which is over $500,000 or (B) if adversely determined, would have a material adverse effect on the business or financial condition of the Company or any Affiliate.

         (c) Corporate Existence. The Company covenants that it shall maintain its corporate existence in good standing under the laws of the Commonwealth of Pennsylvania, shall cause each of its Affiliates to maintain its corporate existence in good standing under the laws of its respective jurisdiction of incorporation, and shall maintain, in each jurisdiction where material to the business of the Company or any of its Affiliates or the maintenance of the Collateral, its and each of their right to transact business in each jurisdiction in which the nature of its or their business or the character of the properties which it or they own or lease requires qualification as a foreign corporation and where failure to so qualify would permanently preclude the Company or any of its Affiliates, as the case may be, from enforcing its rights with respect to its assets. No Affiliate shall be incorporated in any jurisdiction if the laws of such jurisdiction would restrict or otherwise adversely affect the ability of the Company to perform its obligations under the Lease Documents. The Company and each Affiliate will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and the effect of non compliance during such contest will not have a material adverse effect upon the business, properties, or condition, financial or otherwise, of the Company or any Affiliate or result in the imposition of any Lien on the properties of any of them (unless the enforcement of any such Lien has been and continues to be effectively stayed). The Company will and will cause its Affiliates to preserve and keep in full force and effect all rights, licenses, registrations, and franchises necessary (i) to the proper conduct of its or their business or affairs and (ii) to continue to operate its or their business as presently operated.

         (d) Acquisition, Merger or Consolidation; Sale of Substantially All Assets. Neither the Company nor any Affiliate shall sell, lease, assign, transfer, or otherwise dispose of any assets from and after the date hereof (i) for less than fair value (such fair value to be conclusively established by an appraisal in the case of any sale, lease, assignment or other disposition of assets having an aggregate fair value exceeding $5,000,000) or (ii) if the combined total of the net book value of all assets sold, leased, or otherwise assigned or disposed of from and after the date hereof exceeds 25% of Combined Total Assets of the Company and all of its Affiliates, as the case may be. In addition, in the event of any sale of any property subject to the Lien of the Company Mortgage or any part thereof, the Company shall make or set aside in trust for prepayments or payments of Senior Indebtedness an amount equal to the sales price of such property. Notwithstanding the foregoing, (i) neither the Company nor any Affiliate shall sell, lease, or otherwise transfer or dispose of any asset if, after giving effect to such sale, lease, or other transfer or disposition, there shall exist any Default, and (ii) the Company and its Affiliates shall have the right at any time and from time to time, in connection with the issuance of tax-exempt Indebtedness, to lease, for nominal consideration, any vacant portion of the property that, after such transaction, remains subject to the Lien of the Company Mortgage, to any governmental issuer of tax-exempt bonds, notes or other obligations in order to establish compliance with the governmental ownership requirement of Section 142 of the Code, without regard to the provisions of this Section 2.4 (d) but subject and subordinate in all cases to the lien of the Mortgages, and provided that such lease and the use to be made of the leased property shall not impair the operations of the Company and its Affiliates or the value of the Mortgaged Premises and that the Company shall retain all easements with respect to such leased property that are reasonably required for the Company's operations.

         Neither the Company nor any Affiliate shall merge or consolidate with or into or acquire all or substantially all of the assets of any other Person, provided that the Company or any Affiliate may merge or consolidate with or into or acquire all or substantially all of such assets of another corporation (i) if the acquiring corporation is a corporation duly organized in good standing under the laws of a State of the United States, (ii) if each of the representations and warranties set forth in this Agreement remains true and correct immediately after giving effect to such merger, consolidation or asset acquisition, (iii) if the surviving corporation is not a Guarantor, the surviving corporation expressly assumes all of the covenants and obligations of its predecessor under the Guaranty, (iv) the surviving corporation could immediately after giving effect to the transaction, incur at least $1.00 of Indebtedness pursuant to Paragraph 2.4(h) hereof, (v) if the surviving corporation has rated debt securities, such debt securities are rated by a nationally recognized credit rating agency and such rating is investment grade or better (e.g., if by S & P, "BBB" or better and if by Moody's, "Baa" or better), and (vi) if there shall be delivered to the Trustee a certificate of the Company stating that none of the covenants contained in this Agreement will be violated as a result of such merger, consolidation or acquisition of assets, and such other agreements, certificates, opinions, and documents as the Trustee shall have reasonably requested. The Company or any Affiliate agrees to notify the Bondholders of its intent to merge, consolidate or acquire assets pursuant to this paragraph at least 10 days prior to entering into any binding agreements with respect to such acquisition.

         Notwithstanding the foregoing, the Company shall have the right at any time and from time to time to (i) merge or consolidate any Affiliate with or into it (provided the Company is the surviving corporation) or with or into any other Affiliate, or (ii) acquire substantially all of the assets, or cause any other Affiliate to acquire substantially all of the assets, of any Affiliate (other than the Company), without regard to the provisions of the immediately preceding paragraph.

         (e) Financial Statements; Inspections.

         (i) The Company shall cause to be delivered to the Trustee, the Issuer and any Bondholder owning $500,000 or more in aggregate principal amount of the Bonds Outstanding who shall request the same in writing from the Company (A) as soon as available but in any event within 120 days after the end of each Fiscal
Year a combined and combining comparative statement of income, reconciliation of capital accounts and related balance sheets for the Company and its Affiliates, for such year prepared in conformity with generally accepted accounting principles consistently applied and in reasonable detail (such combined statements to be audited and certified by a firm of certified public accountants with an unqualified opinion and such combining statements to be unaudited and certified by the Chief Financial Officer of the Company), (B) as soon as available but in any event within 60 days after the end of each of the first three fiscal quarters of each Fiscal Year, a combined comparative statement of income, reconciliation of capital accounts, and related balance sheet for such quarter and for the period from the beginning of the then fiscal year to the end of such quarter, prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end adjustments) and in reasonable detail (all of which shall be unaudited and certified by the Chief Financial Officer of the Company) for the Company and its Affiliates, (C) copies of all such regular or periodic reports, which are available for public inspection, which the Company may be required to file with any federal or state department, bureau, commission, or agency, (D) such other financial data as is reasonably requested and which is reasonably available to the Company, (E) copies of any statements, notices, certificates, and other information required to be furnished to the Issuer by the Company under this Agreement on the date such information is required to be so furnished and (F) commencing on January 1, 1997 and each January 1 thereafter, financial projections of the Company and the Affiliates prepared by the Chief Financial Officer of the Company for minimum projection periods of five years, such projections to include a combined balance sheet, statement of income and retained earnings, statement of changes in financial position, statement of changes in working capital and relevant assumptions. In addition, the Company shall deliver within 90 days after the end of each of the first three fiscal quarters of each Fiscal Year to any Bondholder owning $500,000 or more in aggregate principal amount of the Bonds Outstanding who shall request the same in writing from the Company combining statements for any such reporting period during which the Company's investment in any Affiliate shall account for 5% or more of Combined Tangible Net Worth or 5% or more of combined sales and revenues, such combining statements to be unaudited and certified by the Chief Financial Officer of the Company. All financial statements specified in clauses (A) and (B) above shall be furnished in combined comparative form for the Company and its Affiliates with comparative figures for the corresponding period in the preceding year, and shall be accompanied by a certificate signed by the Chief Financial Officer of the Company, with appropriate documentation substantiating all financial calculations, stating that there exists no Default or, if any such Default exists, stating the nature thereof and what action the Company proposes to take with respect thereto.

         (ii) The Company shall permit, and shall cause each of its Affiliates to permit, any Person designated by the Issuer, the Trustee or any Bondholder (including any prospective Bondholder), at their own expense, to visit and inspect the properties of the Company and each of its Affiliates and to examine the books and records, including financial records of the Company and its Affiliates, and to make or obtain copies or extracts thereof or of the materials described in clause (i), and to discuss the affairs, finances, and accounts of the Company and its Affiliates, with its and their officers, at such reasonable times as the Issuer, the Trustee or such Bondholder may reasonably request. The Trustee shall have no obligation to review any financial statements delivered hereunder for form or content.

         (iii) As a condition of providing any non-public reports, financial or operating data or other non-public information to any Bondholder pursuant to any of the provisions of this Agreement, the Company shall have the right to require that such Bondholder agree in writing not to disclose the same to any Person (except in the ordinary course of such Bondholder's business and except as otherwise required by law or legal process) without the prior written consent of the Company.

         (f) Restricted Payments. Neither the Company nor any of its Affiliates shall make any Restricted Payment or set aside any funds therefor unless, after giving effect thereto, the aggregate of such Restricted Payments for all such purposes subsequent to the Closing Date would not exceed the sum (as in effect from time to time, hereinafter referred to as the "Distribution Fund") of (i) 50% of the Company's Cumulative Combined Net Income subsequent to December 31, 1994 so long as the Company's Combined Tangible Net Worth is greater than $44,280,093, (ii) the aggregate of the net cash proceeds received by the Company from any issuance or sale of capital shares of the Company subsequent to the Closing Date, and (iii) the aggregate of the net cash proceeds received by the Company from any issuance of any Indebtedness of the Company which has been converted into capital shares of the Company subsequent to the Closing Date, which amount shall be added to the Distribution Fund only after such conversion. For the sole purpose of applying the provisions of this Section 2.4(f) to any Restricted Payment to be made to enable any shareholder of the Company or any Affiliate to pay any Extraordinary Tax Liability, 50% of any cash received during any fiscal year on account of any extraordinary or nonrecurring items of income or non-operating revenues or revenues other than operating revenues that produced an Extraordinary Tax Liability and not included or includable in Net Income may be distributed to the Person who owes or has paid the Extraordinary Tax Liability to the extent needed to pay or reimburse such Person for such Extraordinary Tax Liability. No Restricted Payment may be made in other than cash or securities which are actively traded on a nationally recognized public market and have a readily ascertainable market value (which value shall be the amount of such

Restricted Payment), unless the Company shall have received a report from an independent recognized appraiser as to the fair value of the property to be distributed or transferred, in which case the amount of such Restricted Payment shall be deemed to be the greater of its fair value (as determined by such appraiser) or its net book value on the books of the Company. Notwithstanding any of the foregoing provisions of this paragraph, neither the Company nor any Affiliate shall make any Restricted Payment if at the time or after giving effect thereto, there shall exist any Default.

         (g) Maintenance of Combined Tangible Net Worth. The Company shall at all times maintain a Combined Tangible Net Worth of (i) not less than $44,280,093 plus 50% of the Company's Aggregate Combined Net Income at the end of each fiscal year subsequent to the fiscal year ending December 31, 1994 and
(ii) not less than 25% of Combined Long Term Indebtedness but in no event less than $44,280,093.

         (h) Limitation of Total Indebtedness and Long Term Indebtedness. (i) Neither the Company nor any Affiliates shall incur additional Indebtedness or make any Restricted Payment if, at the time such Indebtedness is incurred and after giving effect thereto and to any concurrent reduction of Indebtedness or at the time such Restricted Payment is proposed to be made, Combined Indebtedness ("CI") exceeds or would exceed, for Indebtedness incurred or a Restricted Payment made (A) up to and including December 30, 1996, 410% of Combined Tangible Net Worth, (B) on and after December 31, 1996 and up to December 30, 1997, 380% of Combined Tangible Net Worth, (C) on and after December 31, 1997 and up to December 30, 1998, 355% of Combined Tangible Net Worth, (D) on and after December 31, 1998 and up to December 30, 2000, 325% of Combined Tangible Net Worth, and (E) on and after December 31, 2000, 300% of Combined Tangible Net Worth. Prior to the incurrence of any additional Indebtedness or the making of any Restricted Payment, in each case in excess of $1,000,000, the Company shall submit or cause to be submitted to the Trustee a certificate of the Chief Financial Officer stating the amount of additional Indebtedness to be incurred or the amount of the Restricted Payment to be made and that subsequent to incurring such additional Indebtedness or making such Restricted Payment, the Company shall be in compliance with this covenant.

         (ii) Prior to December 31, 1996, neither the Company nor its Affiliates shall incur additional Long Term Indebtedness in an aggregate amount in excess of $8,000,000 unless, after giving effect to such additional Long Term Indebtedness and to any concurrent reduction in Long Term Indebtedness, CI shall not exceed 380% of Combined Tangible Net Worth. For purposes of this Section 2.4(h) the term "Long Term Indebtedness" (A) shall exclude any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period equal to or more than one year if such Indebtedness is payable on demand or not more than two years after a borrowing on such credit facility, and (B) shall include Operating Lease Debt.

         (i) Limitation on Balloon Indebtedness. Neither the Company nor any of its Affiliates shall incur any Balloon Indebtedness (other than Refunding Senior Indebtedness incurred to refinance Senior Indebtedness secured by a Lien on the Mortgaged Premises senior to the Lien of the Mortgages or Indebtedness consisting of a working capital line of credit) unless the Company delivers to the Trustee a certificate executed by the Chief Financial Officer that the amount available in the Distribution Fund described in subsection (f) as of the date of issuance of such Balloon Indebtedness (after deduction of any Restricted Payments previously made from such Distribution Fund) does not exceed the principal amount of such Balloon Indebtedness. For purposes of subsection (f), the Company shall be deemed to have made a Restricted Payment in the amount of the principal of such Balloon Indebtedness on the date such Balloon Indebtedness is incurred, and the amount available in the Distribution Fund for future Restricted Payments shall be reduced accordingly.

         (j) Cash Flow. The Combined Cash Flow of the Company shall not be less than $8,000,000 at the end of any Fiscal Year, commencing January 1, 1996.

         (k) Limitations on Secured Indebtedness. After the date hereof, neither the Company nor any Affiliate shall incur additional Senior Indebtedness (including interest which has accrued and is being deferred) other than Refunding Senior Indebtedness (as defined below), unless (i) at the time it is incurred and after giving effect thereto, the Security Ratio would be not less than 2.2 to 1; (ii) the Trustee, the Issuer and the Bondholders shall have been provided with an appraisal performed not more than two years prior to such incurrence by an independent appraiser of recognized standing and not unacceptable to the Trustee in its reasonable discretion of the value of the property subject to the liens of the Mortgages, which value shall be determined in accordance with the methodology used in the appraisal dated August 2, 1995 by Louis A. Iatorola to arrive at an appraised value as of June 30, 1995 of $164,000,000; (iii) at the time of or after giving effect to the incurrence of such Senior Indebtedness, there shall not exist any Default, and (iv) the Company shall have furnished to the Trustee, the Issuer and the Bondholders a certificate of its Chief Financial Officer demonstrating in reasonable detail compliance by the Company and such Affiliate with the provisions of this subparagraph (k). Notwithstanding the foregoing, the provisions of the first sentence of this subparagraph (k) shall not apply to Refunding Senior Indebtedness. In addition, in connection with the incurrence of any Refunding Senior Indebtedness permitted to be incurred hereunder, the Trustee shall, upon the request and written direction of the Company, prior to the effective date of such Refunding Senior Indebtedness, execute and deliver a subordination of the Mortgages (but not of the Ground Lease) to the Mortgage securing such Refunding Senior Indebtedness (but only if the Mortgages were subordinate to the mortgage securing the Senior Indebtedness refunded by such Refunding Senior Indebtedness), provided that the mortgagee for such Refunding Senior Indebtedness shall execute and deliver any coordinate lien, non-disturbance or other agreement to which the trustee for the Senior Indebtedness to be refunded by the Refunding Senior Indebtedness is a party and relating to the Senior Indebtedness to be refunded. Except in the case of Refunding Senior Indebtedness issued to refinance Senior Indebtedness secured by a Lien on the Mortgaged Premises that is senior to the Lien of the Mortgages, neither the Company nor any Affiliate shall incur any Indebtedness secured by a lien on the Mortgaged Premises, or any portion thereof, that is senior to the Lien of the Mortgages. As a condition to the issuance of any Senior Indebtedness secured by a lien on the Mortgaged Premises, or any portion thereof, that is on a parity with the lien of the Mortgages ("Parity Indebtedness"), the trustee for or holders of such Parity Indebtedness shall execute with the Trustee a third lien coordinate lien agreement substantially in the form attached hereto as Exhibit D. As a further condition to the issuance of any Parity Indebtedness, the Company shall deliver to the Trustee and the Issuer a Pro Rata Amortization Schedule. A "Pro Rata Amortization Schedule" shall be a schedule setting forth for each year (beginning with the year in which the Parity Indebtedness is issued) (i) the respective amounts of principal of the Bonds and of the Parity Indebtedness coming due in such year by reason of maturity or mandatory redemption or purchase, (ii) the percentage of the aggregate principal amount of the Bonds Outstanding as of the date the Parity Indebtedness is issued and percentage of the initial principal amount of the Parity Indebtedness represented by the respective principal payment made in each such year, and
(iii) the cumulative percentage of the aggregate principal amount of the Bonds Outstanding as of the date the Parity Indebtedness is issued and the cumulative percentage of the initial principal amount of the Parity Indebtedness paid as of each such year. No Parity Indebtedness shall be issued unless the applicable Pro Rata Amortization Schedule shows that the cumulative percentage of the Bonds scheduled to be paid as of each year equals or exceeds the cumulative percentage of such Parity Indebtedness scheduled to be paid as of such year. For purposes of this Agreement, the term "Refunding Senior Indebtedness" shall mean Senior Indebtedness which is the first or any subsequent refinancing of Senior Indebtedness, but only to the extent that the principal amount of the Senior Indebtedness so incurred does not exceed the then outstanding amount of the refinanced Senior Indebtedness. The Company and its Affiliates shall have the right to incur Indebtedness having a Lien on the property subject to the lien of the Mortgages or any part thereof which is subordinate to the Lien of the Mortgages and the obligations of the Company and the Guarantors under this Agreement or any of the other Lease Documents if, but only if, either (i) such Indebtedness meets the requirements for the issuance of Parity Indebtedness or (ii) such Indebtedness is subject to a standstill agreement in the form attached hereto as Exhibit E.

         (l) Investments in Affiliates, Etc. Neither the Company nor any Affiliate shall purchase any capital stock or other security issued by, make any loan, advance, or extension of credit to, purchase any of the business or integral part of the business of, or otherwise make any investment in, any Affiliate, or any other Person if, immediately before or after giving effect thereto, there shall exist any Default.

         (m) Compliance with ERISA. The Company and each of its Affiliates shall meet all minimum funding requirements applicable to any Plans which are subject to ERISA or to Section 412 of the Code and will at all times comply in all material respects with the provisions of ERISA and Section 412 of the Code which are applicable to the Plans. Neither the Company nor any Affiliate will permit any event or condition to exist which would permit any of the Plans which is not a multiemployer plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any Affiliate. Promptly after the occurrence of a "reportable event", as defined in Section 4043 of ERISA, or after the Company or any Affiliate receives notice that the Pension Benefit Guarantee Corporation has instituted or intends to institute termination proceedings with respect to any Plan, and prior to the termination of any Plan by the administrator thereof, the Company shall notify the Trustee in writing and provide such documentation, data and other information with respect thereto as the Trustee at the written direction of the Bondowners of 25% in aggregate principal amount of the Bonds Outstanding shall reasonably request. The Trustee shall give written notice to the Bondowners of any notification received by it hereunder and shall provide to any Bondowner requesting same access to, copies of or extracts from any documents, data or other written information received by it pursuant hereto.

         (n) Transactions with Related Parties. Neither the Company nor any Affiliate shall engage in or effect any transactions with any Related Party on a basis less favorable to the Company or such Affiliate, as the case may be, than would be the case if such transaction had been effected with a Person which was not a Related Party.

         (o) Taxes, Other Governmental Charges and Utility Charges.

               (i) The Company covenants that it and each of its Affiliates shall duly and punctually pay all taxes, assessments (including deficiency assessments), and governmental charges or levies of any kind whatsoever ("Taxes") imposed on it or on its respective income or profits or on any of its respective properties or assets, including, without limiting the generality of the foregoing, any taxes levied upon the Mortgaged Premises which, if not paid, will become a Lien or charge upon the Mortgaged Premises or upon any payment pursuant to this Agreement, prior to the date on which penalties attach thereto. The Company shall also pay all utility, water and sewer rents, and other charges incurred in connection with the Mortgaged Premises and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a Lien on the Mortgaged Premises or any of its assets.

               (ii) The Company may, at its own expense and in its own name and in good faith, contest any such taxes, assessments, and other charges, provided that such contest shall not result in a lien being placed on the Mortgaged Premises or any part thereof or result in the Mortgaged Premises being subject to loss or forfeiture, and further provided that the Company gives notice in writing of such contest to the Issuer and the Trustee. Nothing herein shall preclude the Company, at its own expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State, or any political subdivision which grants or may grant such tax exemption.

         (p) Ratio of Combined Net Income Before Interest, Taxes, Depreciation and Amortization/Interest. The ratio of Combined Net Income Before Interest, Taxes, Depreciation and Amortization to Combined Interest Charges calculated as of the end of each fiscal quarter beginning March 31, 1996 for the period including such fiscal quarter and the immediately preceding three fiscal quarters will be at least (i) 1.75 for each of said periods ending prior to December 30, 1998 and (ii) 2.00 for each of said periods thereafter.

         (q) Ratio of Combined Net Income Before Interest, Taxes, Depreciation and Amortization/Total Indebtedness. The ratio of Combined Net Income Before Interest, Taxes, Depreciation and Amortization to Combined Indebtedness, expressed as a percentage and calculated as of the end of each fiscal quarter for the period including such fiscal quarter and the immediately preceding three fiscal quarters will be at least (i) 11% for each said period ending prior to December 31, 1996, (ii) 12% for each said period ending on and after December 31, 1996 and prior to December 30, 1997, (iii) 14% for each said period ending on and after December 31, 1997 and prior to December 30, 1998, (iv) 15% for each said period ending on and after December 31, 1998, and prior to December 30, 1999, and (v) 16% for each said period ending on and after December 31, 1999.


                              (END OF ARTICLE II)

                                   ARTICLE III

               ISSUANCE OF THE BONDS; CONSTRUCTION OF THE PROJECT

         Section 3.1. Agreement to Issue the Bonds: Application of Bond Proceeds. In order to provide funds to finance the acquisition of the Project, the Issuer, concurrently with the execution of this Agreement, will issue, sell, and deliver the Bonds. The Issuer will deposit the net proceeds of the Bonds with the Trustee to be applied to acquire the Project.

         Section 3.2. Disbursements from the Project Fund. The issuer has, in the Indenture, authorized and directed the Trustee to disburse the Bond proceeds on the Closing Date from the Project Fund to acquire the Project. The Trustee shall not make any disbursement from the Project Fund until the Company has provided the Trustee with a Requisition acknowledged by the Issuer and approved by the Construction Monitor (except as otherwise provided in Section 7.1(a) hereof) and the other documents required by Section 7.1 of this Agreement.

         Section 3.3. Furnishing Documents to the Trustee. The Issuer agrees to cause such Requisitions to be directed to the Trustee as may be necessary to effect payments out of the Project Fund in accordance with Section 3.2 hereof.

         Section 3.4. Special Arbitrage Certifications. The Issuer and the Company covenants not to cause or direct any moneys on deposit in any fund or account to be used in a manner which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code, and the Company certifies and covenants to and for the benefit of the Issuer and the Owners of the Bonds that so long as there are any Bonds Outstanding, moneys on deposit in any fund or account in connection with the transactions contemplated herein, whether such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Code.

         Section 3.5. Agreement to Construct the Project. The Company agrees to construct the Project in a good and workmanlike manner in accordance with the plans and specifications therefor with all reasonable dispatch and to use its best efforts to cause said construction to be completed as soon as practicable, delays incident to strikes, riots, and acts of God or the public enemy beyond the reasonable control of the Company only excepted, but if said construction is not completed within the time herein contemplated there shall be no diminution in or postponement or abatement of the payments required to be paid by the Company under Article VI of this Agreement. Upon completion of the Project, the


                                     III-1

Company shall provide to the Trustee, the Issuer and the Bondholders a completion certificate executed by a Company Representative and acknowledged by the Construction Monitor.

         Section 3.6. Company Required to Pay Project Costs if Project Fund Insufficient. If the moneys in the Project Fund available for payment of the Costs of the Project should not be sufficient to pay the Costs thereof in full, the Company agrees to complete the Project and to pay all that portion of the Costs of the Project as may be in excess of the moneys available therefor in the Project Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which, under the provisions hereof, will be available for payment of the Costs of the Project, will be sufficient to pay all the Costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Project Fund the Company should pay any portion of the Costs of the Project pursuant to the provisions of this Section it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the Owners of any of the Bonds, nor shall it be entitled to any diminution in or postponement or abatement of the payments required to be made by the Company under Article VI of this Agreement.

                              [END OF ARTICLE III]

                                     III-2

                                   ARTICLE IV

                               LEASING OF PROJECT

         Section 4.1. Leasing of Project and Project Site. On the terms and conditions herein set forth, the Issuer hereby demises and leases the Project, including the Issuer's leasehold interest in the Project Site and all rights, powers, licenses, easements, rights-of-way, privileges, hereditaments and franchises now or hereafter situate thereon or pertaining thereto, to the Company, and the Company hereby takes, hires and leases the Project, including the Issuer's leasehold interest in the Project Site and all rights, powers, licenses, easements, rights-of- way, privileges, hereditaments and franchises now or hereafter situate thereon or pertaining thereto, from the Issuer.

         Section 4.2. Subordination. This Lease Agreement, and all rights of the Company hereunder, are and shall be subject and subordinate to the Mortgages. The provisions of this Section 4.2 shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, the Company shall promptly execute, acknowledge and deliver any instrument that the Issuer or the Trustee, or any of their respective successors in interest may reasonably request to evidence such subordination.

         Section 4.3. Possession and Quiet Enjoyment. Subject to compliance by the Company with the terms hereof, and from and after the effective date hereof, the Issuer shall provide the Company during the Term of this Lease Agreement with quiet use and enjoyment of the Project, and the Company shall during such Lease Term peaceably and quietly have and hold and enjoy the Project and each and every part thereof, without suit, trouble, molestation or hindrance from the Issuer or any party claiming under or through the Issuer, except for such rights of access and other rights of the Issuer as are expressly set forth in this Lease Agreement, the Ground Lease or the Indenture. The Issuer shall, at the request of the Company and at the Company's sole cost and expense, join in any legal action in which the Company asserts its right to such possession and enjoyment to the extent the Issuer may lawfully do so.

                              [END OF ARTICLE IV]

                                    ARTICLE V


                       TERM OF LEASE; TERMINATION OF LEASE
                            AGREEMENT BY THE COMPANY;
                         OPTION TO PURCHASE THE PROJECT


         Section 5.1. Term of Lease Aqreement. This Lease Agreement shall be and remain in effect with respect to the Project and the Project Site for a Lease Term commencing on the effective date hereof continuing for a term of 25 years thereafter, unless extended pursuant to Section 5.3 or terminated earlier by the Issuer upon a Default by the Company as hereinafter defined and described in
Article XI.

         Section 5.2. Termination of this Lease Agreement by the Company. Except as provided in Article XII hereof, the Company shall not terminate this Lease Agreement for any reason or cause, including without limiting the generality of the foregoing, Force Majeure, or any default by the Issuer hereunder or damage or casualty to or condemnation (of title or a temporary taking) of the Project or any portions thereof, failure of consideration or of title, frustration of purpose or circumstances or conditions that may amount to eviction or constructive eviction of the Company from all or part of the Project.

         Section 5.3. Option to Renew this Lease Agreement. At the end of the Lease Term or upon termination of this Agreement (other than resulting from the occurrence of a Default) and upon payment in full of all the Bonds, the Company shall have the right to renew this Agreement for three consecutive ten year terms and a fourth five year term. The rent for each renewal shall be the then fair rental value of the Project as determined by an independent appraiser mutually acceptable to the Issuer and the Company. To exercise its renewal option, the Company shall give the Issuer written notice not later than 12 months prior to the end of the original Lease Term or the most recent renewal thereof, as the case may be. All costs incurred in connection with the exercise by the Company of its option hereunder, including the cost of the appraisal, etc., shall be paid by the Company.

         Section 5.4. Right of First Refusal

         (a) In the event that the Company does not exercise its option to renew this Agreement as provided in Section 5.3, and the Issuer thereafter receives an offer from one or more third parties which are not affiliated with the Company, any Guarantor, or any Affiliate of the Company or any Guarantor to lease the Project, including the Issuer's leasehold interest in the Project Site, the Issuer shall notify the Company of such offer, and the Company shall have the option to lease the Project, including the Issuer's leasehold interest in the Project Site, upon the same terms and conditions as are set forth in the highest third party offer. To exercise its option, the Company shall give the Issuer written notice within 10 days after it receives the Issuer's notice of the third party offer.

         (b) In the event the Company exercises its option to purchase the Project including the Issuer's leasehold interest in the Project Site pursuant to Section 5.5 hereof and the Bonds are redeemed, the fee interest so acquired by the Company shall merge with the leasehold interest of the Company hereunder.

         Section 5.5. Option to Purchase the Project. The Company shall have the right to purchase the Project, including the Issuer's leasehold interest in the Project Site on any interest payment date during the Lease Term, including any renewals or extensions thereof. The purchase price shall be the greater of (a) the fair market value of the Project financed by the net proceeds of the Bonds (i.e., excluding the Project Site and the Issuer's leasehold interest in the Project Site), as determined by an independent appraiser mutually acceptable to the Issuer and the Company or (b) the amount required to redeem the Bonds in whole pursuant to Section 3.01 or 3.02 of the Indenture or to defease the Bonds pursuant to Article VII of the Indenture, including, but not limited to an amount equal to principal, interest accrued and to accrue, and redemption premium, if any, to the date of purchase or, if later, redemption of the Bonds. To exercise its purchase option, the Company shall give the Issuer written notice not later than eight months prior to the date of purchase and shall deliver to the Trustee an opinion of Wolff & Samson or other nationally recognized bond counsel acceptable to the Owners of a majority in aggregate principal amount of the Bonds Outstanding to the effect that such exercise will not adversely affect the exclusion from gross income of the Holders of the Bonds for federal income tax purposes of the interest on the Bonds. All costs incurred in connection with the exercise by the Company of its option hereunder, including the cost of the appraisal, title work, etc., shall be paid by the Company.

      In the event the Company exercises its option to purchase the Project, including the Issuer's interest in the Project Site pursuant to this Section 5.5, the Issuer agrees and directs the Company to transfer to the Trustee the portion of the purchase price required to redeem the Bonds in whole on the date of purchase of the Project. The Company covenants and agrees to transfer to the Issuer the portion of the purchase price in excess of the amount necessary to redeem the Bonds. Promptly upon receipt from the Company of notice that it shall exercise its purchase option hereunder, the Issuer shall transmit notice to the Trustee that the Bonds will be redeemed in whole and directing the Trustee to
(a) transmit notice of redemption to Bondholders in accordance with Section 3.03 of the Indenture and (b) redeem the Bonds in whole on the redemption date.

         In the event that the Company exercises its option to purchase the Project, as set forth above, and becomes the fee owner of the Project and the Project Site, the Company's fee interest in the Project and the Project Site shall merge with the Company's leasehold interest under this Agreement.


                               [END OF ARTICLE V]

                                   ARTICLE VI

                        RENT AND OTHER REQUIRED PAYMENTS

         Section 6.1. Amounts Payable.

         (a) The Company shall pay to the Issuer as Rent, in immediately available funds, on or before the fifth day preceding any interest payment date for the Bonds or preceding any other date that any payment of interest, premium, if any, or principal is required to be made in respect of the Bonds pursuant to the Indenture, a sum which, together with the balance on deposit in the Bond Fund established under the Indenture (taking into account interest earnings on such Rent until the same is disbursed) and available for the purpose, shall be sufficient to pay the Aggregate Debt Service that is due on such date, as provided in the Indenture. All Rent shall be paid directly by the Company in the full amounts stipulated herein.

         It is understood and agreed that all payments of Rent payable by the Company under subsection (a) of this Section 6.1 are assigned by the Issuer to the Trustee for the benefit of the Owners of the Bonds. The Company assents to such assignment. The Issuer hereby directs the Company and the Company hereby agrees to pay to the Trustee at the Principal Office of the Trustee all Rent payments payable by the Company pursuant to this subsection. Payments by the Company to the Trustee as aforesaid or as otherwise required pursuant to this Agreement or the other Lease Documents, including, but not limited to, payments to redeem or defease the Bonds as provided in Section 10.3, shall be sufficient to discharge the obligation of the Company with respect to the amounts so paid, and the Company shall not be liable to the Issuer, the Owners or to any other party by reason of the failure of the Trustee to remit such amounts to the Owners, or otherwise to apply such amounts, as provided in the Indenture. The Company further acknowledges that it has received a copy of the Indenture as in effect on the date of execution and delivery of this Agreement and agrees to all of the terms and conditions set forth therein.

         (b) The Company will also pay the reasonable expenses of the Issuer related to the issuance of the Bonds, including the payment on or prior to the Closing Date of a fee equal to $245,000 and a construction monitoring fee of $5,000. In the event construction of the Project is not completed within three months after the Closing Date, the Company shall pay the Issuer on the first day of each month thereafter an additional construction monitoring fee of $2,000 for each month or part thereof until construction of the Project is completed. The Company shall also pay an annual administrative fee to the Issuer in the amount of $5,000 per year payable on each anniversary of the Closing Date and all costs and expenses incurred by the Issuer in connection with the Project, including, but not limited to, auditing and legal expenses.
The Company shall also pay on the Closing Date the fees and expenses of Bond Counsel, counsel to the Purchaser, counsel to the Issuer and the Issuer's accountants and financial advisor.

         (c) The Company will also pay the reasonable fees and expenses of the Trustee under the Indenture and all other amounts which may be payable to the Trustee under Section 9.02 of the Indenture, such amounts to be paid directly to the Trustee for the Trustee's own account as and when such amounts become due and payable.

         (d) In the event the Company should fail to make any of the payments required in this Section 6.1, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due, at the rate set forth in the Bonds.

         (e) The Company shall also pay all other amounts hereunder in respect of the Project, and the operation, maintenance and repair thereof, insurance coverages thereon, any taxes or payments in lieu thereof all as herein provided, including without limitation, any amounts payable under Article VII hereof.

         Section 6.2. Obligations of Company Unconditional. The obligations of the Company to make the payments required in Section 6.1 hereof and to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of setoff, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer, the Trustee or the Purchaser, and, until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (1) will not suspend or discontinue any payments provided for in Section
6.1 hereof, and, (2) will perform and observe all other agreements contained in this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained, and in the event the Issuer or the Trustee should fail to perform any such agreement on its part, the company may institute such action against the Issuer or the Trustee as the Company may deem necessary to compel performance so long as such action does not abrogate the obligations of the Company contained in the first sentence of this Section.

         Section 6.3. Lease Agreement a Net Lease. This Agreement is a "net lease", the intention of the parties being that this Agreement shall yield to the Issuer the net annual Rent specified herein during the Term of Agreement and that all costs, expenses and obligations of every kind and nature whatsoever relating to or arising out of the Project and the Project Site shall be paid by the Company.

         Section 6.4. Nature of Obligations of the Issuer. The cost and expenses of the performance by the Issuer of any of its obligations under this Agreement shall be limited to the availability of the proceeds of the Bonds of the Issuer issued for such purposes or from other funds received by the Issuer under this Agreement and available for such purposes. The Issuer shall not otherwise be legally obligated to meet any such obligations from any other moneys of the Issuer.

                              [END OF ARTICLE VI]

                                   ARTICLE VII

                                   THE PROJECT

         Section 7.1. Disbursements from the Project Fund.

         (a) In the Indenture, the Issuer has authorized and directed the Trustee to make disbursements from the Project Fund as required by this Agreement. Disbursement of the proceeds from the sale of the Bonds shall be made from the Project Fund to pay the Costs of the Project, or to reimburse the Company for such Costs, and to pay Costs of Issuance of the Bonds, upon receipt by the Trustee of a Requisition in the form attached hereto as Exhibit B signed by a Company Representative and, subject to the following sentence, acknowledged by an Issuer Representative and approved by the Construction Monitor, stating with respect to such disbursement to be made: (1) the requisition number; (2) that payment is to be made to the Company to pay the Costs of the Project and costs of issuance of the Bonds; (3) the amount to be paid; (4) that each obligation mentioned therein has been properly incurred after July 15, 1995, is a proper charge, is unpaid or unreimbursed, and has not been the basis of any previous disbursement; and (5) that on the date thereof there has not occurred any act which, with the giving of notice or passage of time, or both, would constitute an Event of Default under the Indenture. Notwithstanding the foregoing sentence, a Requisition or Requisitions for the reimbursement of the costs of issuance associated with the Bonds in an amount not to exceed $99,500 in the aggregate shall not require the approval of the Construction Monitor.

         (b) The Company further agrees that as a condition precedent to the first disbursement from the Project Fund on the Closing Date, there shall be furnished to the Trustee, in writing, unless waived by the Purchaser, the following:

         (1) evidence of mortgage title insurance, in form and substance satisfactory to the Issuer and the Purchasers;

         (2) proof that the insurance required to be maintained pursuant to
Section 7.4 is in full force and effect and that all premiums have been paid;

         (3) proof of flood insurance as required in Section 7.4 (c);

         (4) verification evidencing that all permits, consents, approvals and agreements required by all governmental boards and bureaus have been secured and remain in full force and effect;


                                     VII-1

         (5) such evidence as the Issuer or the Purchaser may require to demonstrate exemption from or compliance with all applicable building, zoning, health and safety laws, ordinances and regulations; and

         (6) such other additional documents, financing statements, affidavits or certificates of the Company or any other person or entity as the Issuer, the Purchaser or the Trustee may reasonably request.

         (c) The Company hereby agrees that it shall pay all costs incurred by the Company, the Issuer or the Trustee in making disbursements from the Project Fund. In making any such disbursements from the Project Fund, the Trustee may rely on such requisitions and other documents delivered to it and the Trustee shall be relieved of all liability with respect to the making of such disbursements if made in accordance with the foregoing.

         Section 7.2. Maintenance and Modification of the Project by the Company.

         (a) The Company shall construct, operate and maintain the Project in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, environmental and safety ordinances, laws and rules and regulations promulgated thereunder.

         (b) The Company shall (1) maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept in good repair, working order and condition, (2) from time to time, make or cause to be made all necessary and proper repairs, replacements and renewals thereto and (3) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of the Project. Any alterations, replacements, renewals or additions made pursuant to this Section shall become and constitute a part of the Project and shall be performed in accordance with Section 7.2(a).

         (c) The Company shall operate or cause the Project to be operated as an authorized public facility for a purpose and use as provided for under the Act.

         (d) [Intentionally Omitted]

         (e) The Company shall not remove, relocate, discontinue the use of or sell, fail to restore, or otherwise dispose of any part of its leasehold interest in the Project except as may be permitted pursuant to Section 10.1 hereof.

         (f) [Intentionally Omitted]


                                     VII-2

         Section 7.3. Taxes, Other Governmental Charges and Utility Charges.

         (a) The Company covenants that it and each of its Affiliates shall duly and punctually pay all taxes, assessments (including deficiency assessments), and governmental charges or levies of any kind whatsoever ("Taxes") imposed on it or on its respective income or profits or on any of its respective properties or assets, including, without limiting the generality of the foregoing, any taxes levied upon the Project and the Project Site which, if not paid, will become a Lien or charge upon the Project or upon any payment pursuant to this Agreement, prior to the date on which penalties attach thereto. The Company shall also pay all utility, water and sewer rents, and other charges incurred in connection with the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a Lien on the Project or the Project Site or any of its assets.

         (b) The Company may, at its own expense and in its own name and in good faith, contest any such taxes, assessments, and other charges, provided that such contest shall not result in a lien being placed on the Project or the Project Site or any part thereof or result in the Project or the Project Site being subject to loss or forfeiture, and further provided that the Company gives notice in writing of such contest to the Issuer and the Trustee. Nothing herein shall preclude the Company at its own expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State, or any political subdivision which grants or may grant such tax exemption.

         Section 7.4. Insurance Required. The Company shall obtain and maintain or cause to be obtained and maintained insurance on the Mortgaged Premises and all parts thereof and operations conducted therein and thereon in such manner and against such loss, damage and liability, including liability to third parties, as is customary with property owners in the same or similar business in the State. Without limiting the generality of the foregoing sentence, such insurance shall include, without limitation:

         (a) Public liability insurance insuring against any and all liability or claims of liability arising out of, occasioned by, or resulting from any accident or otherwise resulting in or about the Mortgaged Premises, in a minimum amount of $5,000,000 for the death of or bodily injury to one person, $5,000,000 for the death of or bodily injury in any one accident or occurrence and $5,000,000 for loss or damage to the property of any Person or Persons, provided, however, that in the event the Company is unable at any time to obtain such insurance in such amounts, the failure of the Company to obtain such insurance shall not constitute a Default hereunder so long as it obtains such insurance in such lesser amounts as is available;


                                     VII-3

         (b) Property damage and broad form fire and extended coverage insurance with respect to the Mortgaged Premises and insurance insuring against such other hazards, casualties and contingencies as the Issuer and the Purchaser may require, including without limitation, during the period of construction of the Project, builder's risk insurance on the Project, which insurance shall provide coverage at the full replacement cost thereof and with no provisions for coinsurance penalties and shall be in an amount equal to the lesser of (i) $66,000,000, or (ii) the aggregate principal amount of all Indebtedness secured by the Mortgaged Premises, a policy of business interruption insurance in the amount of $10,000,000, and a policy of boiler insurance; and

         (c) If the Mortgaged Premises would be required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, flood insurance with respect to the Mortgaged Premises in an amount not less than the amount determined by the Company's insurance broker at least once every two (2) years to be adequate to cover the Company's losses in the event of flood or the maximum limit of coverage available, whichever amount is less.

         Section 7.5. Additional Provisions Concerning Insurance.

         (a) Any insurance required hereunder shall be written by insurance companies authorized or licensed to do business in the State and shall be on such forms and written by such companies as shall be approved by the Issuer and the Purchaser. Such insurance coverage may be effected under overall blanket or excess coverage policies of the Company provided that the Company shall not be deemed to be a co-insurer thereunder. Each insurance policy maintained pursuant to this Agreement shall contain a provision to the effect that such policy shall not be canceled or altered unless the Trustee and the Issuer are notified at least fifteen (15) days prior to such cancellation or alteration. At least thirty (30) days prior to the expiration of any such policy, the Company shall furnish evidence to the Trustee that such policy has been renewed or replaced or is no longer required by this Agreement.

         (b) Each insurance policy maintained pursuant to this Agreement and providing insurance against loss of or damage to property shall be written or endorsed so as to name the Trustee and the Issuer as additional insureds as their interests may appear and to have the proceeds thereof payable directly to the Trustee as loss payee. Each policy providing public liability coverage shall be written or endorsed so as to name the Trustee and the Issuer as additional insureds and loss payees as their interests may appear. The Trustee shall have no responsibility with respect to any such insurance except to receive insurance certificates and hold the same for inspection by Bondholders. The Trustee shall be under no duty or obligation to effect or to renew any policies of insurance, nor shall the Trustee incur any liability for the failure of the


                                     VII-4

Company to effect or renew insurance or to report claims thereunder.

         (c) Duplicate copies of any insurance policies and evidence of renewal or replacement thereof shall promptly be furnished to the Issuer and the Trustee for their records. Evidence of the payment of the first year's premiums on such policies shall be delivered to the Trustee on the Closing Date. Thereafter, the Company shall deliver to the Trustee evidence of the payment of all additional premiums prior to the expiration or renewal dates of all such policies.

         (d) In the event of loss or damage to the Mortgaged Premises, the Net Proceeds of any insurance provided hereunder shall be deposited with the Trustee and applied as set forth in Article VIII hereof, and in the event of a public liability occurrence, the Net Proceeds of any insurance provided hereunder shall be applied towards satisfaction of such liability.

         (e) The Company shall retain an insurance consultant with recognized expertise in assessing insurance needs and not unacceptable to the Trustee in its reasonable discretion, and shall not later than January 2, 1998 and at least every second January 2 thereafter file a report with the Trustee and the Issuer reporting on the adequacy of the types and amounts of insurance and the adequacy of the insurance carriers furnishing the same pursuant to this Article VII. In addition, the Company shall comply with any changes recommended by any such insurance consultant.

         Section 7.6. Worker's Comvensation. The Company shall comply with the laws of the State relating to Worker's Compensation and similar worker's protection laws.

                              (END OF ARTICLE VIII)

                                     VII-5

                                  ARTICLE VIII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

         Section 8. 1. Damage, Destruction and Condemnation. if, during the Lease Term, (a) the Mortgaged Premises or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty or (b) title to or any interest in, or the temporary use of, the Mortgaged Premises or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Company shall be obligated to continue to pay the amounts specified in Section 6.1 hereof.

         Section 8.2. Application of Net Proceeds. Subject to the requirements of the mortgages securing any Senior Indebtedness, all Net Proceeds of any insurance proceeds or condemnation award resulting from any event described in
Section 8.1 hereof shall be immediately deposited in a separate trust fund to be held by the Trustee. All Net Proceeds so deposited shall be applied in one or more of the following ways as shall be elected by the Company in a written notice to the Trustee, which notice shall be received by the Trustee within 60 days after the receipt by the Company or the Trustee, as the case may be, of the Net Proceeds:

         (a) To the prompt repair, restoration, modification or improvement of the Mortgaged Premises, and the Issuer has, in the Indenture, authorized and directed the Trustee to make disbursements from such separate trust fund for such purposes. Such disbursements shall be made by the Trustee only upon receipt of Requisitions therefor. Any balance of the Net Proceeds remaining after such work has been completed shall be transferred into the Bond Fund to be applied in accordance with subsection (b) of this Section, or if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in such separate trust fund shall be paid in accordance with Section 5.11 of the Indenture.

         (b) To the redemption at par of the Bonds, in whole or in part, on the earliest practicable redemption date as specified in a written notice by the Company to the Trustee, provided that no part of such Net Proceeds may be applied for such redemption unless, (i) in the event that less than all of the Bonds are to be redeemed, the Company shall furnish to the Trustee a certificate of a Company Representative stating that (A) the property forming the part of the Mortgaged Premises that was damaged or destroyed by such casualty or was taken by such condemnation proceedings is not essential to the use, operation or possession of the Project by the Company or (B) the Mortgaged Premises has been repaired, restored, modified or improved to operate as designed, and (ii) in the case of any damage, destruction or condemnation which does not affect


                                     VIII-1
the Project, the Owners of a majority in aggregate principal amount of the Bonds Outstanding shall consent in writing to such redemption. In the event the Owners of a majority in aggregate principal amount of the Bonds Outstanding withhold their consent pursuant to clause (ii) of the immediately preceding sentence, the applicable Net Proceeds shall be applied to pay the principal of the Bonds as the same becomes due and payable, whether at maturity or by redemption (other than redemption pursuant to this Section 8.2(b)) prior to maturity and, pending such application, shall be invested, at the direction of a Company Representative, at a Yield not exceeding the Yield on the Bonds.

         (c) If the Company elects to repair, restore, modify or improve the Project or pay the cost thereof and fails to do so diligently, the Issuer or the Trustee may (but shall be under no obligation to) do so on behalf of the Company and recover the reasonable costs thereof from the Company, less the amount, if any, collected from Net Proceeds on account of such costs. No such payment by the Trustee or the Issuer shall affect or impair any rights of the Issuer hereunder or of the Trustee or the Owners under the Indenture arising as a result of such failure by the Company.

         (d) If the Company fails to give the notice required under this Section within the specified time period, the Issuer, upon notice to the Trustee and to the Company, may direct the Company to take either of the actions therein described and the Company shall be obligated to take such action.

         (e) The Trustee shall not disburse any Net Proceeds of any insurance or condemnation award unless the Trustee shall have received a title insurance policy from a title insurer reasonably satisfactory to a majority in aggregate principal amount of the Bonds Outstanding establishing that the Project, as repaired, restored, replaced, modified or improved, shall be subject to a mortgage lien in favor of the Trustee subject to no Liens other than Liens to which the Mortgages were subject immediately prior to the event giving rise to the insurance or condemnation award.

         (f) In the event that after application of the Net Proceeds of any condemnation award in accordance with Section 8.2 hereof, there remains excess Net Proceeds, such excess Net Proceeds shall be paid first to the Company to reimburse the Company for Condemnation Claims and the balance shall be paid to the Issuer.

         Section 8.3. Insufficiency of Net Proceeds. In the event the Company elects to apply the Net Proceeds to the repair, restoration, modification or improvement, and if the Net Proceeds are insufficient to pay in full the cost of any repair, restoration, modification or improvement referred to in Section 8.2(a) hereof, the Company will nonetheless complete the work and prior to the application of any Net Proceeds shall deposit with the


                                     VIII-2

Trustee, for deposit into the special trust fund established pursuant to Section 8.2 and applied as provided therein, funds in an amount sufficient to pay any cost in excess of the amount of the Net Proceeds held by the Trustee, as determined by an architect or engineer not unacceptable to the Trustee in its reasonable discretion. The Company agrees that it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Owners, nor shall the Company be entitled to any diminution of the amounts payable under Section 6.1 hereof if by reason of any such insufficiency of the Net Proceeds, the Company shall make any payments pursuant to the provisions of this Section 8.3.

         Section 8.4. Conduct of Insurance or Condemnation Claims.

         (a) Provided that there shall not then have occurred and then be continuing a Default hereunder, the Company shall have the right to conduct and control all proceedings relating to claims arising from any condemnation or insured loss with respect to the Project and to settle such claims on such terms as it shall deem reasonable. In the event the Company shall fail to commence such claims within 30 days after the occurrence of the event giving rise to such claim, or such shorter period as may be required by law or under the provisions of the applicable insurance policy, and thereafter to prosecute such claims diligently, the Issuer and the Trustee shall thereupon have the right (but not the obligation) to intervene in and assume the prosecution of such claims and to settle such claims on such terms as they shall determine.

         (b) In any action or other proceeding by any governmental agency or agencies or quasi-governmental agencies for the taking or use of any interest in all or part of the Project or in the case of any deed, lease or other conveyance in lieu thereof (all of which are in the Section referred to as "taking or conveyance"), the Company, in addition to claims available to it in an apportionment proceeding and those available by applicable statute or regulation, including but not limited to the fair market value of the unexpired portion of the lease term and leasehold interest and moving and related expenses, shall be entitled to compensation for the value of the equipment, fixtures, machinery and other articles of real, personal or mixed property owned by the Company and attached to or situated or installed in or upon the Project Site or the Project, whether or not such real, personal or mixed property is or shall be affixed to the Project, the value of personal property rendered useless, less its salvage value, and the costs and expenses required to be incurred in order to provide substituted facilities for relocation of the business, whether in fact substituted facilities are actually obtained and business interruption losses and other losses relating to the disruption of the business of the Company and its Affiliates (all of such claims, compensations and losses collectively the "Condemnation Claims").

                                 [END OF ARTICLE]


                                     VIII-3

                                   ARTICLE IX

                                SPECIAL COVENANTS

         Section 9.1. No Warranty of Condtion or Suitability by Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE PROJECT OR THE CONDITION THEREOF, OR THAT THE PROJECT WILL BE SUITABLE FOR THE PURPOSES OR NEEDS OF THE COMPANY. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS
OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES.

         Section 9.2. Access to the Prolect. The Company agrees that the Issuer, the Trustee, the Bondholders and their duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right to inspect the Project at all reasonable times and on reasonable notice. The Issuer, the Trustee and their duly authorized agents shall also be permitted, at all reasonable times, to examine the books and records of the Company with respect to the Project.

         Section 9.3. Further Assurances and Corrective Instruments. Each of the Issuer and the Company agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intention of this Agreement and the other Lease Documents.

         Section 9.4. Issuer and Company Representatives. Whenever under the provisions of this Agreement the approval of the Issuer or the Company is required or the Issuer or the Company is required to take some action at the request of the other, such approval or such request shall be given for the Issuer by an Issuer Representative and for the Company by a Company Representative. The Trustee shall be authorized to act on any such approval or request.

         Section 9.5. Financing Statements. Each of the Company and the Issuer agrees to execute and file or cause to be executed and filed any and all financing statements or amendments thereof or continuation statements necessary to perfect and continue the perfection of the security interests granted in the Mortgages and the Indenture. Within three months prior to the expiration date of any financing statements or continuation statements, the Company shall furnish to the Trustee evidence that such filing has taken place. The Company shall pay all reasonable costs of the preparation and filing of such instruments. The Trustee shall have no obligation whatsoever with respect to such financing statements, including, without limitation, the preparation, review or filing thereof, provided that the Trustee shall be responsible for filing continuation statements necessary to continue the perfection of such security interests.

         Section 9.6. Compliance with Code. The Company shall at all times do and perform all acts and things permitted by law and necessary or desirable in order to assure that interest paid on the Bonds shall for the purposes of federal income taxation be excludable from the gross income of the holders of the Bonds, except in the event that any such holder is a Substantial User or Related Person thereto. For purposes of this Section 9.6, any and all actions of any Related Person shall be deemed to be actions of the Company. In addition, any and all actions to be undertaken by the Company or by any other person as to which the Issuer or the Trustee must, pursuant to the terms hereof, consent or approve in advance, shall be deemed to be the actions of the Company or such other person (and not the actions of the Issuer or the Trustee). The Company shall cause any Related Person to comply with all of the provisions of this Section as to its own operations. A breach of this Section 9.6 shall not constitute a Default but shall be governed by the provisions of Section 3.01 of the Indenture.

         Section 9.7. Further Assurances. Each of the Issuer and the Company shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Lease Agreement and the other Lease Documents.

         Section 9.8. Assignment. So long as an event of Default has not occurred under this Agreement, the Issuer covenants and agrees not to sell, assign or otherwise dispose of or encumber the Project without the written consent of the Company, which consent shall not be unreasonably withheld or delayed and shall only be withheld if the Company shall reasonably and in good faith determine that the proposed sale, assignment or disposition will have a material adverse effect on the Company's or its Affiliates, business at the Mortgaged Premises.

         Section 9.9. Annual Certificate. On each anniversary hereof, the Company shall furnish to the Issuer, with copies to the Trustee, the following:

         (a) a certificate indicating whether or not the Company is aware of any condition, event or act which constitutes a Default, or which would constitute a Default with the giving of notice or passage of time, under any of the Lease Documents; and

         (b) a written description of the present use of the Project and a description of any anticipated material change in the use of the Project or in the number of employees employed at the Project.

                               [END OF ARTICLE IX]

                                    ARTICLE X

                        MAINTAIN EXISTENCE; MERGE, SELL,
                           TRANSFER; INDEMNIFICATION;
                                   REDEMPTION

         Section 10.1. Maintain Existence; Merge, Sell, Transfer.

         (a) Except as permitted pursuant to Section 10.1(b), the Company shall not assign any of its obligations hereunder to any other party and no purported assignment thereof shall be effective; provided, however, that the Company shall be permitted to sublease the Project to another party, but shall remain obligated to comply with all of the terms and conditions of this Agreement and the other Lease Documents, including, but not limited to, the obligations to pay Rent under Section 6.1(a) hereof. Prior to subleasing the Project pursuant to this Section 10.1(a), the Company shall first furnish to the Issuer and the Trustee an opinion of Bond Counsel to the effect that such subleasing shall not impair the excludability of interest paid on the Bonds from the gross income of the Owners thereof for purposes of federal income taxation. Notwithstanding the foregoing, the Company shall have the right to sublease the Project to Dockside Refrigerated Warehouses, Inc., Gloucester Refrigerated Warehouses, Inc. and Gloucester Marine Terminal, Inc.

         (b) The Company shall maintain its existence as a legal entity and shall not sell, assign, transfer or otherwise dispose of its leasehold interest in the Project or substantially all of its assets; provided, however, that the Company may merge with or into or consolidate with another entity, or sell, assign, transfer or otherwise dispose of its leasehold interest in the Project or substantially all of its assets without violating this Section 10.1(b) provided (1) the Company causes the proposed surviving, resulting or transferee entity to furnish the Issuer with such information as the Issuer shall request;
(2) the net worth of the surviving, resulting or transferee entity following the merger, consolidation or transfer is equal to or greater than the net worth of the Company immediately preceding the merger, consolidation or transfer; (3) any litigation or investigations in which the surviving, resulting or transferee entity or its officers and directors are involved, and any court, administrative or other orders to which the surviving, resulting or transferee company or its officers and directors are subject, relate to matters arising in the ordinary course of business; (4) the merger, consolidation, sale, assignment or transfer shall not impair the excludability of interest paid on the Bonds from the gross income of the owners thereof for purposes of federal income taxation pursuant to an opinion of Bond Counsel to be delivered to the Trustee and the Issuer; (5) the surviving, resulting or transferee entity assumes in writing the obligations of the Company under this Agreement and the Lease Documents; and (6) after the merger, consolidation, sale, assignment or transfer the Project shall be operated as a public facility under the Act.

         Section 10.2. Release and Indemnification Covenants.

         (a) The Issuer, the Trustee and their respective members, agents, servants, officers or employees, and the Bondholders shall not be liable for (1) any loss, damage or injury to, or death of, any person occurring at or about or resulting from any defect in the Project, (2) any damage or injury to the persons or property of the Company or any user of the Project, or their officers, agents, servants or employees, or any other person who may be about
the Proj      ect, caused by an act of negligence of any person (other than the
Issuer, the Trustee and their respective members, officers, agents, servants and employees, and the Bondholders, as the case may be), or (3) any costs, expenses or damages incurred as a result of any lawsuit commenced because of action taken in good faith by the Issuer in connection with the Project, and the Company shall and does hereby indemnify, protect, defend and hold harmless the Issuer, the Trustee and their respective members, agents, servants, officers or employees, and the Bondholders from and against any and all losses, damages, injuries, costs or expenses (including reasonable attorneys fees) and from and against any and all claims, demands, suits, actions or other proceedings whatsoever, brought by any person or entity whatsoever and arising or purportedly arising from any of the foregoing.

         (b) The Company shall and does hereby indemnify, protect, defend and hold harmless the Issuer, the County, the Trustee, any Person who controls the Issuer, the County or the Trustee (within the meaning of Section 15 of the Securities Act of 1933, as amended) and any member, officer, director, official, employee and attorney of the Issuer, the County and the Trustee (each an "Indemnified Party"), from and against any and all losses, damages, injuries, costs or expenses (including reasonable attorneys fees) and from and against any and all claims, demands, suits, actions or other proceedings whatsoever, brought by any person or entity whatsoever (except the Company) and arising or purportedly arising from this Agreement, the Indenture, the other Lease Documents or the Bonds or from the performance of the Indenture.

         (c) The Company agrees to and hereby does indemnify and hold harmless the Indemnified Parties and the Bondholders from and against any and all losses, claims, damages, liabilities, costs or expenses, including reasonable attorneys' fees suffered or incurred by any of the Indemnified Parties or the Bondholders and caused by, relating to, arising out of, resulting from or in any way connected with (1) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing (in the case of financing, as to the Indemnified Parties only) or sale or lease of the Project or any part thereof including without limitation the Indemnified Matters referenced in the next paragraph; (2) any untrue statement or alleged untrue statement of a material fact contained in any information submitted or to be submitted by or on behalf of the Company to the Indemnified Parties, including the Trustees, in connection with the transactions contemplated hereby or the issuance and purchase of the Bonds; or (3) any omission or alleged omission of a material fact necessary to be stated therein in order to make such statements to the Indemnified Party not misleading or incomplete.

         (d) The Company covenants and agrees, at its sole cost and expense, to indemnify, protect and save the Indemnified Parties and the Bondholders (the "Indemnitees") harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' reasonable fees and disbursements) of any kind or of any nature whatsoever (collectively, the "Indemnified Matters") which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitees and arising from or out of:

         (1) any hazardous materials, as defined under any Laws as defined below, on, in, under or affecting the Project or any surrounding areas (but in the case of hazardous materials in surrounding areas), only if the source of such materials is or is alleged to be the Company or the Project, or

         (2) the enforcement of this paragraph or the assertion by the Company of any defense to its obligations hereunder, whether any of such matters arise before or after the Closing Date or before or after foreclosure of the Mortgages or other taking of title to the Company's interest in all or any portion of the Project by Indemnitees or any affiliate of Indemnitees. Indemnified Matters shall include, without limitation, all of the following: (i) the costs of removal of any and all hazardous materials from all or any portion of the property or any surrounding areas (except that the indemnity provided for under this paragraph shall not cover the costs of such removal unless either (A) such removal is required by any federal or state law, regulation or regulatory agency ("Laws") or (B) any present or future use, operation, development, construction, alteration or reconstruction of all or any portion of the Project is or would be conditioned in any way upon, or is or would be limited in any way until the completion of, such removal in accordance with any Laws), (ii) additional costs required to take necessary precautions as required by law to protect against the release of hazardous materials on, in, under or affecting the Project into the air, any body of water, any other public domain or any surrounding areas and
(iii) costs incurred to comply, in connection with all or any portion of the Project or any surrounding areas, with all applicable Laws with respect to hazardous materials. If any Indemnitee or any affiliate of an Indemnitee takes title to the Company's interest in the Project at a foreclosure sale, at a sale pursuant to a power of sale under the Mortgages or otherwise, then the indemnity provided for under this paragraph shall not apply to hazardous materials which are initially placed on, in or under all or any portion of the Project after the date Indemnitee or such affiliate so takes title to such interest in the Project. At any time during the six months prior to any such foreclosure sale, sale pursuant to a power of sale under the Mortgages or otherwise by which any Indemnitee or affiliate takes title to such interest in the Project, such Indemnitee or affiliate shall have the right, at its sole discretion and at the Company's sole cost and expense, to have performed an environmental site assessment of the Project to determine whether any hazardous materials are present.

         (e) In case any action shall be brought against one or more of the Indemnified Parties or the Bondholders based upon any of the above and in respect of which indemnity may be sought against the Company, such Indemnified Parties or the Bondholders shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Parties, the payment of all expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties or the Bondholders shall have the right to employ separate counsel at the Company's expense in any such action and to participate in the defense thereof. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company or if there be a final judgment for the claimant in any such action, the Company shall discharge the liability and indemnify and hold harmless the Indemnified Parties and the Bondholders from and against any loss or liability by reason of such settlement or judgment. The provision of this Section 10.2 shall survive the repayment of the Bonds.

         Section 10.3. Redemption or Defeasance of Bonds. The Company shall have and is hereby granted the option to cause all or a portion of the Bonds to be redeemed or defeased at the times, at the prices and in the manner permitted by the Indenture. The Issuer and the Trustee, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption or defeasance) necessary under the applicable redemption or defeasance provisions of the Indenture to effect redemption or defeasance of all or part of the Outstanding Bonds, as may be specified by the Company, on the date established for such redemption or defeasance.

In the event that the Company exercises its option to cause all or a portion of the Bonds to be optionally redeemed or defeased pursuant to this Section and Section 3.02 of the Indenture, the Company shall transmit written notice of optional redemption or defeasance to the Issuer and the Trustee at least 60 days prior to the date fixed for redemption or defeasance. The Company shall, not later than one Business Day prior to the date fixed for redemption or defeasance, deposit moneys in an amount which will be sufficient to pay principal, premium, if any, and interest accrued and, in the case of defeasance, to accrue, on the Bonds to be redeemed or defeased on the redemption date.

         In the event that the Company exercises its option to cause all of the Bonds to be optionally redeemed or defeased pursuant to this Section and Section
3.02 or Article VII of the Indenture and has paid all amounts required to be paid hereunder and under the Indenture, the Company may continue to occupy the Project without any additional Rent payments, as a tenant until the earlier to occur of (i) the end of the Lease Term, or (ii) the occurrence of a Default hereunder and during such period shall not be obligated to pay any amounts pursuant to Section 6.1(a) hereof. Upon the occurrence of (i) above, the Company shall have the right to exercise the options set forth in Section 5.3 hereof. Upon the occurrence of (ii) above, the Company shall immediately vacate the Project, deliver the Project to the Issuer free and clear of any lien or claims and have no further rights or interest in the Project.

         In addition, the Issuer, at the expense of the Company, shall execute, acknowledge and deliver such mortgages, indentures, agreements and other documents and instruments as the Company shall reasonably request in order to enable the Company to refinance the Project, provided such refinancing shall not impose any additional liabilities on the Issuer or in any way diminish or interfere with the Issuer's rights in and to the Project, including its leasehold interest in the Project Site. Prior to any refinancing of the Project pursuant to this paragraph, the Company shall deliver to the Issuer and the Trustee, an opinion of Bond Counsel stating that such proposed refinancing will not adversely impact the exclusion of interest on the Bonds from gross income for federal income tax purposes.

         Section 10.4. Issuer to Grant Security Interest to Trustee. The parties hereto agree that pursuant to the Indenture, the Issuer shall assign to the Trustee, in order to secure payment of the Bonds, all of the Issuer's right, title, and interest in and to this Agreement, except for certain of the Issuer's rights as are expressly reserved pursuant to the granting clauses of the Indenture.

         Section 10.5. Indemnification of Trustee. The Company shall and hereby agrees to indemnify the Trustee for, and hold the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred without gross negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as

Trustee under the Indenture, the Mortgages or any other Lease Document.

                               [END OF ARTICLE X]

                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

         Section 11.1. Defaults Defined. The following shall be "Defaults" under this Agreement and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

         (a) Failure by the Company to pay any amount required to be paid under subsection (a) of Section 6.1 hereof when due.

         (b) (i) Failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed under Section 2.4(d), (f), (g), (h), (j), (k), (l), (m), (n), (o), (p) or (q) of this
Agreement.

         (ii) Failure by the Company to observe and perform any other covenant, condition or agreement on its part to be observed or performed under this Agreement or the other Lease Documents, other than as referred to in Section 11.1(a), for a period of thirty (30) days after the Trustee gives notice of such default to any officer of the Company.

         (c) The occurrence of a Default under the Indenture or any other Lease Document.

         (d) If any warranty or representation by or on behalf of the Company contained in this Agreement, the Indenture, the Bond Purchase Agreement, the Lease Documents, the Guaranty, or in any instrument or certificate furnished in compliance with same proves false or misleading in any material respect as of the time it was made.

         (e) Failure by the Company to make one or more payments due with respect to aggregate Indebtedness exceeding $500,000 within any applicable periods for cure; or if any event shall occur or any condition shall exist, the effect of which event or condition is to cause more than $500,000 of aggregate Indebtedness or other securities of the Company to become due or subject to acceleration, mandatory redemption or repurchase before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment, redemption or purchase.

         (f) If a custodian, receiver or liquidator is appointed for the Company or the Company is adjudicated bankrupt or insolvent; or an order of relief is entered under the Federal Bankruptcy Code against the Company or any of its property is sequestered by court order and the order remains in effect for more than 60 days; or a petition is filed against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not dismissed within 60 days after filing.

         (g) If the Company commences a voluntary case or files a petition in voluntary bankruptcy where seeking relief under any provision of the Federal Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or applies for or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of the Company or of all or any part of its property; or makes an assignment for the benefit of its creditors; or admits in writing its inability to pay its debt generally as they become due.

         (h) Any of the Lease Documents shall not be, or shall cease to be, the legal, valid, binding and enforceable obligations of each of the parties thereto in accordance with its terms, or any of the Lease Documents shall not be or shall cease to be in full force and effect.

         (i) (Intentionally Omitted]

         (j) (Intentionally Omitted]

         (k) There shall occur a foreclosure with respect to any Senior Mortgage Debt.

         Upon the occurrence of a Default, the Company shall provide prompt written notice to the Issuer and the Trustee, and unless terminated by the Issuer the obligations of the Company under this Agreement shall remain in full force and effect.

         Section 11.2. Issuer's Remedies on Default. Whenever any Default referred to in Section 11.1 hereof shall have happened and be continuing, the Issuer may take one or any combination of the following remedial steps:

         (a) The Issuer shall have the right to take whatever action at law or in equity may appear necessary or desirable to collect the payment obligations then due and thereafter to become due of the Company with respect to the Project or any part thereof, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement, the Mortgage and the other Lease Documents including but not limited to, the right to accelerate and demand prepayment of Rent under this Agreement, by transmitting, notice of prepayment to the Company. In addition, upon the occurrence of a Default specified in Section 11.1(f) or 11.1(g), all Rent and other amounts due hereunder and under the other Lease Documents shall be accelerated and shall become due and immediately without the requirement of any notice. Upon receipt of notice of prepayment, or upon the occurrence of a Default specified in Section 11.1(f) or Section 11.1(g), the Company shall pay to the Issuer, the total Rent and all other amounts that would be payable under this Agreement;

         (b) With or without terminating this Agreement, re-enter and take possession and control of the Project and collect and receive all rents, revenues, income receipts and profits derived, received or receivable therefrom;

         (c) With or without terminating this Agreement, re-enter and take possession of the Project and use or sublease the Project or any part thereof, or sell its rights therein, in accordance with the provisions of the Ground Lease; provided, however, that nothing contained herein shall impose an obligation upon the Issuer to so sublease the Project, but that if subleased, it shall be done in a commercially reasonable manner, and provided that any excess proceeds from such disposition shall be applied in accordance with the provisions of the Ground Lease and this Agreement;

         (d) Have reasonable access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company during regular business hours of the Company;

         (e) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement, the Indenture and the Lease Documents; or

         (f) Exercise any and all rights and remedies of a creditor or secured party under the Uniform Commercial Code or other applicable law.

         Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture. The rights specified in this Section 11.2 are in addition to, and not in limitation of, any other obligations of the Company which may arise upon a default or acceleration in respect of the Bonds, including without limitation, under Section 6.1 hereof.

         Section 11.3. [Intentionally Omitted]

         Section 11.4. Specific Performance. In addition to the rights and remedies provided for in Section 11.2 hereof, if the Company commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Indenture or the Lease Documents, the Issuer shall have the right, without posting bond or other security, to seek injunctive relief or specific performance, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Issuer and that money damages will not provide an adequate remedy.

         Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

         Section 11.5. No Remedy Exclusive. Subject to Section 9.02 of the Indenture, no remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements herein contained.

         Section 11.6. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer, the Trustee or any Bondholder should employ attorneys or incur other expenses for the collection of payments required hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer, the Trustee or any such Bondholder the reasonable fees of such attorneys and such other expenses so incurred.

         Section 11.7. No Additional Waiver Implied by one Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                               [END OF ARTICLE XI]

                                  ARTICLE XII

                           OPTIONS TO PREPAY RENT AND
                         TERMINATE OBLIGATIONS HEREUNDER

         (1) The Company shall have, and is hereby granted, the option to prepay Rent and direct the Issuer to cause the Bonds to be redeemed in whole at par during the original Lease Term if any of the events set forth below shall occur:

         (a) The Project shall have been damaged or destroyed (1) to such extent that it cannot, in the Company's reasonable judgment, be reasonably restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, and (2) to such extent that the Company is thereby prevented, in the Company's reasonable judgment, from carrying on its normal operations at the Project for a period of six (6) months or more.

         (b) Title to, or the temporary use for a period of six (6) months or more of, all or substantially all the Project, or such part thereof as shall materially interfere, in the Company's reasonable judgment, with the operation of the Project for the purpose for which the Project is designed, shall have been taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority (including such a taking or takings as results in the Company being thereby prevented from carrying on its normal operations at the Project for a period of six (6) months or more).

         (c) Changes which the Company cannot reasonably control or overcome in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Mortgaged Premises shall have occurred, or technological or other changes shall have occurred which in the reasonable judgment of the Company render the continued operation of the Mortgaged Premises uneconomic.

         (d) As a result of any changes in the Constitution of the State or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Company in respect to the Mortgaged Premises, including, without limitation, federal, state or other ad


                                     XII-1
valorem, property, income or other taxes not being imposed on the date of this Agreement.

         To exercise such option, the Company shall within ninety (90) days following the event authorizing such termination, give written notice to the Issuer and the Trustee and shall specify therein the date of redemption of Bonds pursuant to Section 3.01 of the Indenture, which date shall be the next interest payment date in respect of the Bonds for which the required notice of redemption can practicably be given. In accordance with the terms of the Indenture, the Company shall make arrangements for the Trustee to give the required notice of redemption. In order to exercise such option, the Company shall pay, or cause to be paid, on or prior to the applicable redemption date, to the Trustee, an amount equal to the sum of the following:

         (i) An amount of money which, when added to the amount then on deposit and available in the Bond Fund, will be sufficient to retire and redeem all the Outstanding Bonds on the earliest possible redemption date after notice as provided in the Indenture, including, without limitation, the principal amount thereof, all interest to accrue to said redemption date, and the applicable redemption premium, if any, plus

         (ii) An amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds, plus

         (iii) An amount of money equal to the Issuer's fees and expenses under this Agreement accrued and to accrue until such final payment and redemption of the Bonds.

         In the event that the Company exercises its option to prepay Rent pursuant to this Article XII, the Company shall have the right to continue to occupy the Project and to retain exclusive possession and control of the Project and shall have quiet use and enjoyment of the Project for the remainder of the original Lease Term, and shall retain the right to exercise its options pursuant to Section 5.3 hereof and shall have no further obligation to pay any amounts under Section 6.1(a) hereof in respect of the original Lease Term.

         (2) The Company shall have and is hereby granted the extraordinary option to prepay Rent and direct the Issuer to cause the Bonds to be redeemed or purchased in whole or in part, such part to consist of those Bonds owned by all of the Owners which withhold their consent to the proposed action to be taken by the Company, at the Redemption Prices set forth at Section 3.01(a)(2) of the Indenture if:

         (a) the Company or any of its Affiliates desires to make a Restricted Payment which is not permitted under Section 2.4(f) of

                                     XII-2
this Agreement calculated as of the date on which the Restricted Payment is to be made; or

         (b) the Company or any of its Affiliates desires to incur additional Indebtedness that is not permitted under Sections 2.4(h), (i) or Section 2.4(k) of this Agreement.

         Provided, however, that prior to the exercise of its option to prepay as provided in this Section 2 of Article XII, the Company shall have requested the consent of the holders of a majority in aggregate principal amount of the Bonds then Outstanding to take any action described in clause (a) or (b) of this
Section 2 of Article XII notwithstanding the applicable restrictions set forth in this Agreement, and such consent shall have been refused.

         In order to exercise its option to prepay as provided in this Section 2 of Article XII, the Company shall furnish to the Trustee, the Owners and the Issuer the following:

         (i) a certificate of the Chief Financial Officer of the Company stating that the proposed Restricted Payment or additional Indebtedness is permitted to be paid or incurred under the covenants and agreements relating to all other existing Indebtedness of the Company; and

         (ii) unless such prepayment is to be made simultaneously with the payment of the Restricted Payment or incurrence of additional Indebtedness, (A) in the case of a proposed Restricted Payment, written evidence that the Company or an Affiliate is legally bound to make such Restricted Payment, or (B) in the case of proposed additional Indebtedness, a written commitment, bond purchase contract or other similar written agreement or letter evidencing a purchaser's or lender's intent to purchase or make the loan constituting such additional Indebtedness.

                              (END OF ARTICLE XII]


                                     XII-3

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof to and including such time as all of the Bonds and the fees and expenses of the Issuer and the Trustee and all amounts payable hereunder shall have been fully paid or provision made for such payment.

         Section 13.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, to 224 Barclay Pavilion, Route 70 East, Cherry Hill, New Jersey 08034, Attention: Executive Director; if to the Trustee, to The Bank of New York (NJ), 385 Rifle Camp Road, West Paterson, New Jersey 07424, Attention: Corporate Trust Department; and if to the Company, to Holt Hauling and Warehousing System, Inc., 701 N. Broadway, Gloucester City, New Jersey 08030, Attention: Mr. Bernard Gelman, Vice President. A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Company shall also be given to the Trustee. The Issuer, the Company, the Trustee and the Purchaser may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 13.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Trustee, the Owners of the Bonds and their respective successors and assigns, subject, however, to the limitations contained in Section 2.1(b) hereof.

         Section 13.4. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

         Section 13.5. Amounts Remaining in Funds. Subject to the provisions of
Section 5.12 of the Indenture, it is agreed by the parties hereto that any amounts remaining in the Bond Fund, the Project Fund, or any other fund created under the Indenture upon


                                     XIII-1
expiration or earlier termination of this Agreement, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), the fees and expenses of the Trustee in accordance with the Indenture and all amounts which may be due under the Bond Purchase Agreement, the Mortgages, any Lease Document or the Guaranty shall belong to and be paid to the Company by the Trustee.

         Section 13.6. Amendments, Changes and Modification. Subsequent to the issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), and except as otherwise herein expressly provided, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee in accordance with the provisions of the Indenture.

         Section 13.7. Execution in Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 13.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 13.9. Captions. The captions and headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.


                                     XIII-2

         IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its name and the Company has caused this Agreement to be executed in its name all as of the date first above written.


ATTEST                                      CAMDEN COUNTY IMPROVEMENT
                                            AUTHORITY

/s/ Marie J. Burke                          By: /s/ Illegible
------------------------                        -------------------------------

[SEAL]

ATTEST:                                     HOLT HAULING AND WAREHOUSING
                                            SYSTEM, INC.

/s/ John Evans                              By: /s/ Bernard Gelman
------------------------                        -------------------------------
                                                Bernard Gelman
                                                Vice President


                       Signature page to Lease Agreement